UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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VISTEON CORPORATION
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	WEDNESDAY, JUNE 3, 2020
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	GRACE LAKE LODGE 40300 TYLER ROAD VAN BUREN TOWNSHIP, MICHIGAN
To Visteon Stockholders,
We invite you to attend our 2020 Annual Meeting of Stockholders at the Grace Lake Lodge. We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our stockholders, we are planning for the possibility that the Annual Meeting may be held by means of remote communication. If we make this change, we will announce the decision to do so in advance and provide details on how to participate at https://investors.visteon.com. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:
1.
Elect nine directors to the Board of Directors. The Board has nominated for election James J. Barrese, Naomi M. Bergman, Jeffrey D. Jones, Sachin S. Lawande, Joanne M. Maguire, Robert J. Manzo, Francis M. Scricco, David L. Treadwell, and Rouzbeh Yassini-Fard, all current directors.

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.
3.	Provide advisory approval of the Company’s executive compensation.
4.	Approve the Company’s 2020 Incentive Plan.
You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. Instructions on how to vote by proxy are contained in the proxy statement and in the Notice of Internet Availability of Proxy Materials. Only stockholders of record at the close of business on April 9, 2020 will be entitled to vote at the meeting or any adjournment thereof.
If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. Please refer to page 3 of the proxy statement for further details.
By order of the Board of Directors

 Heidi A. Sepanik
Secretary
The accompanying proxy statement is dated April 23, 2020 and, together with the enclosed form of proxy card and Notice of Internet Availability of Proxy Material, is first being mailed to stockholders of Visteon on or about April 23, 2020.

2020 Proxy Statement

2020 Proxy Statement i

ii	2020 Proxy Statement

PROXY SUMMARY
This summary provides highlights of information contained in this proxy statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire proxy statement. For more complete information regarding the Company’s 2019 performance, please read our 2019 Annual Report. The annual meeting will take place:
Date:	June 3, 2020	Place:	Grace Lake Lodge 40300 Tyler Rd Van Buren Township, Michigan
Time:	11 a.m. ET
Please vote your shares promptly, as this will save the expense of additional proxy solicitation.
You may submit your vote by Internet, telephone, mail or in person.
Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.
Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.
ITEMS TO BE CONSIDERED & BOARD RECOMMENDATIONS
ITEM		VOTES REQUIRED FOR APPROVAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Item 1	Elect directors	Majority of votes cast	FOR each nominee	6

Item 2	Ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2020	Majority of votes present	FOR	46
Item 3	Advisory approval of the Company’s executive compensation	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	FOR	47
Item 4	Approve 2020 Incentive Plan	Majority of votes present	FOR	47

This Proxy Statement and our 2019 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 23, 2020.

2020 Proxy Statement 1

DIRECTOR NOMINEES
Upon the recommendation of the Corporate Governance & Nominating Committee, the Board has nominated the following nine director nominees (all of whom are current directors) to be elected at the Annual Meeting of Shareholders. Harry Wilson will not be standing for re-election, and the size of the Board will be reduced to nine members concurrent with the election of directors at the Annual Meeting. All of the nominees for director are independent under applicable law and stock exchange listing standards, other than Mr. Lawande, who is our Chief Executive Officer. Detailed information about each director nominee, including their background, skills and experience, can be found under “Item 1—Election of Directors”.
NAME	AGE	DIRECTOR SINCE	INDEPENDENT	PRIMARY OCCUPATION
James J. Barrese	51	2017	X	Former CTO and SVP Payment Services Business of PayPal, Inc.
Naomi M. Bergman	56	2016	X	President of Advance/Newhouse companies
Jeffrey D. Jones	67	2010	X	Attorney, Kim & Chang
Sachin S. Lawande	52	2015		CEO and President of Visteon Corporation
Joanne M. Maguire	66	2015	X	Former EVP of Lockheed Martin Corporation
Robert J. Manzo	62	2012	X	Managing Member of RJM, LLC
Francis M. Scricco	70	2012	X	Former SVP, Avaya, Inc. and former President and CEO of Arrow Electronics, Inc.
David L. Treadwell	65	2012	X	Former CEO and President of EaglePicher Corporation
Rouzbeh Yassini-Fard	61	2015	X	Founder of YAS Foundation
DIRECTOR DASHBOARD

2	2020 Proxy Statement

VISTEON CORPORATION
One Village Center Drive
Van Buren Township, Michigan 48111
PROXY STATEMENT
April 23, 2020
Introduction
The Board of Directors of Visteon Corporation (“Visteon,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to encourage your participation in the voting at the Annual Meeting of Stockholders. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Wednesday, June 3, 2020, at the Grace Lake Lodge in Van Buren Township, Michigan. Directions to the meeting location can be found in Appendix B.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020
Our Notice of Annual Meeting and Proxy Statement, Annual Report to Stockholders, electronic proxy card and other Annual Meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. The Notice of Internet Availability of Proxy Materials contains important information, including instructions on how to access and review the proxy materials online and how to vote your shares over the Internet or by telephone. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
Meeting Admission
To attend the meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 12-digit control number to access www.proxyvote.com. You can find your control number on:
Your proxy card included with this proxy statement if it was mailed to you; or
Your voting instruction card if you hold your shares in street name through a broker or other nominee.
If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as valid photo identification, at the entrance to the meeting.
For questions about admission to the Annual Meeting, please contact our Investor Relations department at (734) 710-7893.
Voting
How to Vote Your Shares
If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date. If your shares are held in “street name” through a broker, bank or other nominee, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.
Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting. You may vote your shares prior to the meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

2020 Proxy Statement 3

If you are a registered stockholder, there are three ways to vote your shares before the meeting:
By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on June 2, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
By telephone (1-800-690-6903): Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on June 2, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions you receive from the telephone voting site.
By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the Annual Meeting. Proxy cards should be returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If your shares are held in street name, your broker, bank or other holder of record may provide you with a voting instruction card. Follow the instructions on the card to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.
You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the Company’s independent registered public accounting firm, for the approval of the Company’s executive compensation, and for approval of the 2020 Incentive Plan. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.
How to Revoke Your Proxy
If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the Annual Meeting by:
Notifying our Corporate Secretary in writing at One Village Center Drive, Van Buren Township, Michigan 48111 (the notification must be received by the close of business on June 2, 2020);
Voting again by Internet or telephone prior to 11:59 p.m. EDT on June 2, 2020 (only the latest vote you submit will be counted); or
Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).
If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.
Stockholders Entitled to Vote and Ownership
You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned of record at the close of business on April 9, 2020. As of April 9, 2020, the Company had issued and outstanding 27,824,952 shares of common stock. Information regarding the holdings of the Company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 16.
A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the Company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.

4	2020 Proxy Statement

Required Vote to Approve the Proposals
The Company’s Bylaws require that a majority of the Company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for the quorum that is needed to transact any business.
Election of Directors. To be elected, directors must receive a majority of the votes cast (the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee), except in the event of a contested election. A properly executed proxy marked “Abstain” with respect to such matter will not be counted as votes “For” or “Against” a director, although it will be counted for purposes of determining whether there is a quorum. In the event of a contested election (where the number of nominees exceeds the number of vacancies), the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors would be required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Other Proposals. For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in street name through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by stock exchange rules, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as the election of directors and approval of the 2020 Incentive Plan, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.
Where to Find Voting Results
The Company will publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the voting results are known. You will also find the results in the investor information section of the Company’s website at https://investors.visteon.com/sec-filings.
Cost of Solicitation
The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, email, telecopy or letter. The Company has also retained Georgeson LLC to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $9,000 plus reasonable out-of-pocket expenses. The Company will pay for soliciting these proxies as well as reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.

2020 Proxy Statement 5

ITEM 1. ELECTION OF DIRECTORS
The first proposal on the agenda for the Annual Meeting will be electing nine directors to hold office until the Annual Meeting of Stockholders to be held in 2021. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
The Company’s Bylaws provide that in any uncontested election (an election in which the number of nominees for director is not greater than the number to be elected), each director shall be elected if the number of votes cast “for” the nominee’s election exceed the number of votes cast “against” that nominee’s election. The Bylaws also provide that any nominee who does not receive more votes cast “for” the nominee’s election than the number of votes cast “against” that nominee in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board, which resignation shall be promptly considered through a process managed by the Corporate Governance and Nominating Committee, to determine if a compelling reason exists for concluding that it is in the best interests of the Company for such incumbent to remain a director based on certain factors. The Corporate Governance and Nominating Committee shall provide its recommendation to the Board with respect to any tendered resignation within 14 days of the certification of the election voting results and such recommendation shall be acted on by the Board within 30 days of the certification of the voting results. If a resignation offer is not accepted by the Board, it will publicly disclose its decision, including a summary of reasons for not accepting the offer of resignation. In a contested election (an election in which the number of nominees for director is greater than the number to be elected), the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Director Nomination Process
The Corporate Governance and Nominating Committee assesses all director candidates, whether submitted by management, a stockholder or otherwise, and recommends nominees for election to the Board. In April 2020, the Corporate Governance and Nominating Committee determined that all incumbent directors wishing to stand for election this year should be re-nominated to stand for election at this Annual Meeting. Harry Wilson has chosen not to stand for re-election, and the size of the Board will be reduced to nine members concurrent with the election of directors at the Annual Meeting. The key considerations for Board candidates in this process included: specific skills and intellectual capital aligned with the Company’s future strategic and operating plans, strong commitment to increasing shareholder value, core business competencies, including a record of success, financial literacy, a high degree of ethics and integrity, interpersonal skills, enthusiasm, independence and prior board experience. The Board considers diversity to be an important factor in the selection and nomination of director candidates. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the nomination process. This process resulted in selecting a Board that would have a diversity of international perspectives and technology expertise in light of the Company’s global cockpit electronics and autonomous driving business. The current nominees range in age from fifty-one to seventy, two are female, one resides outside of the United States, and the average tenure of the directors on the Board is 5.6 years.
The Board concurred with the recommendations of the Corporate Governance and Nominating Committee. The specific experiences, qualifications and skills that were considered in their initial selection, and considered by the Board in their nomination, are included in the matrix below and after each of the individual biographies. All the nominees are current directors who have been elected by stockholders at the last annual meeting of stockholders.

6	2020 Proxy Statement

Summary of Qualifications of Director Nominees
The following table highlights the specific skills, experience, qualifications and attributes that each of the director nominees brings to the Board. A particular director may possess other skills, experience, qualifications or attributes even though they are not indicated below.
	Barrese	Bergman	Jones	Lawande	Maguire	Manzo	Scricco	Treadwell	Yassini
Skills & Experience
Public Company Board Experience	X	X	X	X	X	X	X	X	X
Automotive Industry Experience			X	X		X		X	X
Senior Leadership Experience	X	X	X	X	X	X	X	X	X
International Business Experience	X		X	X	X		X	X	X
Financial Literacy	X	X		X	X	X	X	X
Technology/Systems Expertise	X	X		X	X				X
Marketing/Sales Experience		X		X			X	X	X
Academic/Research Experience	X				X				X
Military Service	X
Government/Public Policy Expertise			X		X
Demographic Background
Visteon Board Tenure (Years)	3	3	9	4	5	7	7	7	5
Male (M)/ Female (F)	M	F	M	M	F	M	M	M	M
Age	51	56	67	52	66	62	70	65	61
Nominees for Directors
James J. Barrese is 51 years old. He has been a director of Visteon since January 2, 2017. Mr. Barrese is the former Chief Technology Officer and Senior Vice President, Payment Services Business of Paypal, Inc., a digital and mobile payments company, a position he held from February 2015 to June 2016. Prior to that he was Paypal’s Chief Technology Officer from February 2012 to January 2015 and Vice President of Global Product Development from August 2011 to January 2012. Mr. Barrese spent nearly 10 years in executive technology roles at eBay, Inc., he served as Vice President of engineering at Charitableway.com, Inc., was a manager at Andersen Consulting, Inc. and a programmer in the Materials Science Department at Stanford University. He is also a veteran of the U.S. military. Mr. Barrese is the owner of the consulting company Altos Group and he currently also serves on the boards of Merrill Corporation and Idemia. During the past five years, Mr. Barrese also served on the board of Marin Software.
Mr. Barrese has a deep knowledge of digital transformation, technology strategy, architecture, analytics and cloud computing.
Naomi M. Bergman is 56 years old. She has been a director of Visteon since October 1, 2016. Ms. Bergman is a senior executive officer of Advance/Newhouse companies, a multimedia company, a position she has held since May 2016. Prior to that, she served as President of Bright House Networks, LLC, a cable service provider, from 2007 to 2016. Ms. Bergman currently serves on the boards of privately-held companies 1010data, Inc., Black & Veatch Holding Company, HawkEye 360 Inc. and Stealth Space Company. Ms. Bergman also serves on the Federal Communications Commission Technical Advisory Committee, the Board of Trustees for the University of Rochester, and she is a board member of non-profit organizations The Cable Center, Adaptive Spirit and One Revolution. During the past five years, she also served on the board of CableOne, Inc.
Ms. Bergman brings to the Board her experience and expertise in technology and operations from her experiences in the cable and telecommunications industry.
Jeffrey D. Jones is 67 years old and he has been a director of Visteon since October 1, 2010. Mr. Jones is an attorney with Kim & Chang, a South Korea-based law firm, a position he has held since 1980. Mr. Jones serves as Chairman of the Board of Partners for Future Foundation and Ronald McDonald House Charities of Korea, both Korean non-profit foundations.

2020 Proxy Statement 7

Mr. Jones has over thirty years of international legal experience, with particular focus on Asia. He has served on the boards of multinational companies and has been active in civic and charitable activities. He has served as chairman of the American Chamber of Commerce in Korea, as an advisor to several organizations and government agencies in Korea, and as a recognized member of the Korean Regulatory Reform Commission.
Sachin S. Lawande is 52 years old and has been Visteon’s Chief Executive Officer, President and a director of the Company since June 29, 2015. Before joining Visteon, Mr. Lawande served as Executive Vice President and President, Infotainment Division of Harman International Industries, Inc., an automotive supplier, from July 2013 to June 2015. From July 2011 to June 2013, he served as Executive Vice President and President of Harman’s Lifestyle Division, and from July 2010 to June 2011 as Executive Vice President and Co-President, Automotive Division. Prior to that he served as Harman’s Executive Vice President and Chief Technology Officer since February 2009. Mr. Lawande joined Harman International in 2006, following senior roles at QNX Software Systems and 3Com Corporation. He also serves on the board of directors of DXC Technology Company.
Mr. Lawande has extensive experience in the automotive industry, including leadership roles with a global automotive components supplier. He also has deep experience with the technology sector.
Joanne M. Maguire is 66 years old and has been a Director of Visteon since January 6, 2015. Ms. Maguire served as an Executive Vice President of Lockheed Martin Corporation and President of its Space Systems Company, a provider of advanced-technology systems for national security, civil and commercial customers, from July 2006 until she retired in May 2013. Ms. Maguire joined Lockheed Martin in 2003, following 28 years of employment at TRW’s Space & Electronics sector. Throughout her career, she has held senior leadership roles in program management, engineering, advanced technology, manufacturing, and business development. Ms. Maguire also serves on the board of directors of CommScope Holdings Company, Inc. and Tetra Tech, Inc. as well as Charles Stark Draper Laboratory, Inc., a non-profit research and development organization. Within the past five years, she also served on the board of Freescale Semiconductor, Inc.
Ms. Maguire has extensive experience in the technology sector, including senior leadership positions with a publicly traded company, executive responsibility for operations and profitability, and board service on multiple high tech corporations.
Robert J. Manzo is 62 years old and he has been a director of Visteon since June 14, 2012. Mr. Manzo is the founder and managing member of RJM, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of ADVANZ PHARMA Corp. and Bristow Group Inc.
Mr. Manzo has extensive experience advising companies and management in the automotive and other industries, and possesses financial and accounting expertise.
Francis M. Scricco is 70 years old. He was appointed Visteon’s non-Executive Chairman of the Board on September 30, 2012, and has been a director of Visteon since August 10, 2012. Mr. Scricco is the former Senior Vice President, Manufacturing, Logistics and Procurement of Avaya, Inc., a global business communications provider, a position he held from February 2007 until his retirement in October 2008. Prior to that he was Avaya’s Senior Vice President, Global Services since March 2004. Prior to joining Avaya, Inc., Mr. Scricco was employed by Arrow Electronics as its Chief Operating Officer from 1997 to 2000, and as its President and Chief Executive Officer from 2000 to 2002. His first operating role was as a general manager for General Electric. Mr. Scricco began his career with the Boston Consulting Group in 1973. Mr. Scricco currently also serves on the board of Masonite International Corporation as well as Transportation Insight, LLC, a privately held company. Within the last five years, he also served on the board of directors of Tembec, Inc.
Mr. Scricco has extensive global business leadership experience, including public company board service. Mr. Scricco has spent more than twenty-five years as a senior P&L manager in six different industries. His P&L experience ranges from CEO of a venture capital technology start-up to CEO of a $13 billion publicly traded Fortune 200 company.
David L. Treadwell is 65 years old and he has been a director of Visteon since August 10, 2012. Mr. Treadwell currently serves on the boards of Flagstar Bank and U.S. Well Services, Inc. which are publicly traded on U.S. stock exchanges. Mr. Treadwell also serves as Chairman of Tweddle Group, provider of automotive owner manuals/information, since September 2018; Chairman of Grow Michigan, LLC, a $30 million mezzanine debt fund targeted at promoting economic growth in Michigan’s small business community; Chairman of AGY, LLC, a producer

8	2020 Proxy Statement

of high tech glass fiber for a variety of global applications, since July 2013; and Chairman of WinCup LLC, a $300 million foam cup manufacturer, since March 2016. Mr. Treadwell served as President and CEO of EP Management Corporation, formerly known as EaglePicher Corporation, from August 2006 to September 2011. Mr. Treadwell was EaglePicher’s chief operating officer from June 2005 to July 2006. Prior to that, he served as Oxford Automotive’s CEO from 2004 to 2005. During the past five years, Mr. Treadwell has also served on the board of directors of C & D Technologies, FairPoint Communications Inc. and Revere Industries.
Mr. Treadwell has extensive experience advising and leading companies in the automotive and other industries.
Rouzbeh Yassini-Fard is 61 years old and has been a Director of Visteon since January 5, 2015. He is the founder of YAS Foundation, a nonprofit organization dedicated to enabling future generations with leadership skills in education, culture, and humanity. He is also the Executive Director of the University of New Hampshire’s Broadband Center of Excellence, specializing in the advancement of Broadband Internet Technology. A serial entrepreneur, he is the author of “Planet Broadband”, a history of broadband in its formative years. Mr. Yassini-Fard is known as the “father of the cable modem” for his pioneering work in broadband technology and in work leading to the creation of the cable industry’s global standards. He has previously served on the boards of LANcity, Arepa, NARAD, Broadband Access Systems, TrueChat, YAS Corp., Entropic Communications, and as the Chairman of the Board and acting CEO of IRYStec Software Inc.
Mr. Yassini-Fard has extensive executive business experience, focusing on the technology sector to further the advancement of broadband Internet technology and services to attain ubiquitous connectivity worldwide. He holds multiple patents.
The Board of Directors Recommends that You Vote FOR the Election of James J. Barrese, Naomi M. Bergman, Jeffrey D. Jones, Sachin S. Lawande, Joanne M. Maguire, Robert J. Manzo, Francis M. Scricco, David L. Treadwell, and Rouzbeh Yassini-Fard as Directors.

2020 Proxy Statement 9

CORPORATE GOVERNANCE
Highlights
The Company believes good governance is a critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders, employees and stakeholders. The following table summarizes certain highlights of our corporate governance practices and policies:
✓	Annual election of all directors	✓	Majority voting for directors
✓	89% of Board is independent	✓	Independent Board Chair
✓	Board Chair and Chief Executive Officer roles separated	✓	All Board Committees composed entirely of independent directors
✓	Proxy access right granted to shareholders	✓	Annual Board and committee evaluations
✓	Executive sessions of independent directors held at each regularly scheduled in-person Board meeting	✓	Commitment to corporate social responsibility
✓	Share ownership guidelines for directors and executives
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to define the role of the Board, its structure and composition, as well as set forth principles regarding director commitment expectations and compensation. The guidelines also limit the number of other boards a director may serve on and the maximum age of directors.
Board Leadership Structure
After considering evolving governance practices and its current profile, since September 2012, the Board has separated the positions of Chairman and Chief Executive Officer by appointing a non-executive Chairman. The non-executive Chairman serves in a lead capacity to coordinate the activities of the other outside directors and to perform the duties and responsibilities as the Board of Directors may determine from time to time. Currently, these responsibilities include:
•	To preside at all meetings of shareholders;
•	To convene and preside at all meetings of the Board, including executive sessions of the independent directors;
•	Develop, with the assistance of the Chief Executive Officer (the “CEO”), the agenda for all Board meetings;
•
Collaborate with the CEO, committee Chairs, and other directors to establish meeting schedules, agendas, and materials in order to ensure that all directors can perform their duties responsibly and that there is sufficient time for discussion of all agenda items;

•	Advise the CEO on the quantity, quality, and timeliness of information delivered by management to the Board and provide input so that directors can effectively and responsibly perform their duties;
•	Counsel the CEO on issues of interest or concern to directors and encourage all directors to engage the CEO with their interests and concerns;
•
Serve as a liaison on Board-related issues between directors and the CEO and management although directors maintain the right to communicate directly with the CEO or any member of management on any matter;

•	Assist the Board and the Company’s officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines;
•	Work in conjunction with the Corporate Governance and Nominating Committee to recommend revisions, as appropriate, to the Corporate Governance Guidelines;
•	Make recommendations to the Board concerning the retention of counsel and consultants who report directly to the Board on board matters (as opposed to committee counsel or consultants);
•
Work with the Chair of each committee during the annual review of committee charters and work with the Chair of the Corporate Governance and Nominating Committee with respect to committee assignments and the recruitment and selection of new Board members;

10	2020 Proxy Statement

•
Represent the Board in shareholder engagement meetings and similar activities with other stakeholders, serve as a focal point for shareholder communications addressed to directors, and advise the CEO of the timing and substance of such communications; in each case as approved by the Board;

•	Convene special meetings of the Company’s shareholders consistent with the terms of the Company’s Bylaws from time to time in effect; and
•	Help set the tone for the highest standards of ethics and integrity.
The Board believes that a non-executive Chairman can help provide effective, independent Board leadership.
Board Risk Oversight
The Board believes that its primary responsibility is to oversee the business and affairs of the Company for the protection and enhancement of shareholder value, which includes assessing major risks facing the Company and options for mitigating these risks. The committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.
•
The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, cybersecurity, and the Company’s financial reporting and internal control systems.

•	The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure and director succession planning.
•
The Organization and Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

•	The Finance and Corporate Strategy Committee oversees risks associated with financial instruments, financial policies and strategies, and capital structure.
The Board receives regular updates from the committees about their activities in this regard. The Company’s enterprise risk management approach utilizes an annual risk assessment consisting of management level employee interviews and surveys which identify changes to the Company’s risk exposure and overall risk environment as it relates to cybersecurity, financial, compliance, operational and strategic risk areas including business continuity. The results of management’s review are reported to the Board as appropriate by the chief executive officer, chief financial officer and/or general counsel.
Director Independence
The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board, and each member of the Audit, Organization and Compensation, Corporate Governance and Nominating, Finance and Corporate Strategy, and Technology Committees, must meet the independence criteria of applicable law and stock exchange listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board of Directors has adopted the Visteon Director Independence Guidelines. The Visteon Director Independence Guidelines contain categorical standards of independence which conform to, or are more exacting than applicable law and stock exchange listing standards. In addition to applying its guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.
The Board undertook its annual review of director independence in April 2020, and, based on the listing standards of the Nasdaq Stock Market and the Visteon Director Independence Guidelines, the Board has affirmatively determined that all of the non-employee directors, namely Ms. Bergman, Ms. Maguire and Messrs. Barrese, Jones, Manzo, Scricco, Treadwell and Yassini-Fard, are independent. None of these non-employee directors currently has any relationship with the Company (other than as a director or stockholder). Mr. Lawande is not independent due to his employment as a senior executive of the Company.
Meetings and Executive Sessions
During 2019, the Board of Directors held eight (8) regularly scheduled and special meetings and took action by written consent two (2) times in lieu of a meeting. Under the Company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the Company’s Annual Meeting of

2020 Proxy Statement 11

Stockholders. No director attended less than 75% of the aggregate number of meetings of the Board and Board committees on which he or she served during 2019. All current directors who were also on the Board at the time of such meeting attended the last Annual Meeting of stockholders in 2019.
Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting. The presiding director at these meetings is the non-executive Chairman or if there be none, the most tenured independent director in attendance.
Board Committees
The Board has established five standing committees. The principal functions of each committee are briefly described on the following pages. Additional special committees under the direction of the Board may be established when necessary to address specific issues.
Audit Committee
The Board has a standing Audit Committee, currently consisting of Robert J. Manzo (Chair), Naomi M. Bergman and David L. Treadwell, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. The Board has determined that each of the current members of the Audit Committee has “accounting and related financial management expertise” within the meaning of the listing standards of the Nasdaq Stock Market, understands non-GAAP financial measures, and that Messrs. Manzo and Treadwell are each qualified as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. During 2019, the Audit Committee held six (6) regularly scheduled and special meetings. The duties of the Audit Committee are generally:
•	to select and evaluate the independent registered public accounting firm;
•	to approve all audit and non-audit engagement fees and terms;
•	to review the activities and the reports of the Company’s independent registered public accounting firm including the critical audit matters described in their annual report;
•	to review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;
•	to review and monitor compliance procedures; and
•	to report the results of its review to the Board.
The charter of the Audit Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/. The Audit Committee Report can be found beginning on page 45.
Organization and Compensation Committee
The Board also has a standing Organization and Compensation Committee, consisting of David L. Treadwell (Chair), Jeffrey D. Jones and Harry J. Wilson, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2019, the Organization and Compensation Committee held eight (8) regularly scheduled and special meetings, and took action by written consent one (1) time in lieu of a meeting. The Organization and Compensation Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s stock-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. Other duties of the Organization and Compensation Committee are generally:
•
to review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;

•	to review and approve executive compensation and incentive plans;
•	to approve the payment of cash performance bonuses and the granting of stock-based awards to the Company’s employees, including officers; and
•	to review and recommend management development and succession planning.

12	2020 Proxy Statement

The charter of the Organization and Compensation Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
The Chief Executive Officer of the Company, with the consultation of the Chief Human Resources Officer, provides recommendations to the committee on the amount and forms of executive compensation, and assists in the preparation of Committee meeting agendas. Pursuant to the Company’s 2010 Incentive Plan as amended, the Committee may delegate its power and duties under such plan to a committee consisting of two or more officers of the Company except in respect of individuals subject to the reporting or liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has authorized the Chief Human Resources Officer, together with the concurrence of either of the Chief Financial Officer or the General Counsel, to approve awards of up to 5,000 shares of restricted stock, restricted stock units and/or performance stock units (subject to an annual limit of 50,000 shares of restricted stock, restricted stock units and/or performance stock units) and up to 10,000 stock options and/or stock appreciation rights (subject to an annual limit of 100,000 stock options and/or stock appreciation rights ) to individuals the Company desires to hire or retain, except any individual who is or upon commencing employment will be subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.
The Committee has the authority to retain, approve the fees and other terms of, and terminate any compensation consultant, outside counsel or other advisors to assist the committee in fulfilling its duties. During 2019, the Committee retained the firm of Frederic W. Cook & Co., Inc., an executive compensation consulting firm, to advise the Committee on competitive market practices and trends as well as on specific executive and director compensation matters as requested by the Committee or the Board. The Company maintains no other significant direct or indirect business relationships with this firm, and no conflict of interest with respect to such firm was identified.
Corporate Governance and Nominating Committee
The Board also has a standing Corporate Governance and Nominating Committee, consisting of Robert J. Manzo (Chair), Joanne M. Maguire, and Rouzbeh Yassini-Fard, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2019, the Corporate Governance and Nominating Committee held four (4) regularly scheduled and special meetings. The duties of the Corporate Governance and Nominating Committee are generally:
•	to develop corporate governance principles and monitor compliance therewith;
•	to review the performance of the Board as a whole;
•	to review and recommend to the Board compensation for outside directors;
•	to develop criteria for Board membership;
•	to identify, review and recommend director candidates; and
•	to review and monitor certain environmental, safety and health matters.
The charter of the Corporate Governance and Nominating Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
The Corporate Governance and Nominating Committee has the authority to retain consultants to assist the Committee in fulfilling its duties with director recruitment and compensation matters. During 2019, the Corporate Governance and Nominating Committee retained the firm of Frederic W. Cook & Co., Inc. to advise the Committee on competitive market practices and trends for outside director compensation.
Finance and Corporate Strategy Committee
The Board has a standing Finance and Corporate Strategy Committee, consisting of Harry J. Wilson (Chair), Jeffrey D. Jones, and Rouzbeh Yassnin-Fard, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2019, the Finance and Corporate Strategy Committee held four (4) regularly scheduled and special meetings. The duties of the Finance and Corporate Strategy Committee generally are:
•	to review and make recommendations to the Board regarding the Company’s cash flow, capital expenditures and financing requirements;
•	to review the Company’s policies with respect to financial risk assessment and management including investment strategies and guidelines;

2020 Proxy Statement 13

•	to review and make recommendations on mergers, acquisitions and other major financial transactions requiring Board approval;
•	to consider and recommend to the Board stock sales, repurchases or splits, as appropriate, and any changes in dividend policy; and
•	to evaluate bona fide proposals in respect of major acquisitions, dispositions, mergers and other transactions for recommendation to the Board.
The charter of the Finance and Corporate Strategy Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
Technology Committee
The Board has a standing Technology Committee. The current members are Rouzbeh Yassini-Fard (Chair), James J. Barrese, Naomi M. Bergman, and Joanne M. Maguire, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2019, the Technology Committee held two (2) regularly scheduled meetings. The duties of the Technology Committee generally are:
•	to review and comment on new product technology strategies as developed by the Company;
•	to review and make recommendations to the Board regarding the technology budget, assess major investments in new technology platforms, partnerships and alliances; and
•	to monitor and evaluate existing and future trends in technology that may affect the Company’s strategic plans, including overall trends in the automotive industry.
The charter of the Technology Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
Code of Ethics
The Company has adopted a code of ethics, as is defined in Item 406 of Regulation S-K that applies to all directors, officers and employees of the Company and its subsidiaries, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The code, entitled “Ethics and Integrity Policy,” is available on the Company’s website at https://www.visteon.com/company/policies-compliance/.
Corporate Social Responsibility
The Company and its Board of Directors believe that a commitment to positive environmental, social and governance-related business practices strengthens our company, increases our connection with our shareholders and helps us better serve our customers and the communities in which we operate. Our commitment to social responsibility extends to the environment, anti-corruption and trade compliance, responsible sourcing, human rights, labor practices, and worker health and safety. Additional information about Visteon’s corporate social responsibility efforts is available on our website at https://www.visteon.com/company/sustainability/.
Communications with the Board of Directors
Stockholders and other persons interested in communicating directly with the Chairman of the Board, a committee chairperson or with the non-management directors as a group may do so as described on the Company’s website at https://investors.visteon.com/investor-contact, or by writing to the chairperson or non-management directors of Visteon Corporation c/o of the Corporate Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.
The Corporate Governance and Nominating Committee also welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the committee by submitting their suggestions in writing to the Company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the Company’s Bylaws contain a procedure for the direct nomination of director candidates by stockholders (see page 56), and any such nomination will also be automatically submitted to the Corporate Governance and Nominating Committee for consideration.

14	2020 Proxy Statement

DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2019. Directors who are employees of the Company receive no additional compensation for serving on the board.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
James J. Barrese	95,000	105,000	—	200,000
Naomi M. Bergman	105,000	105,000	—	210,000
Jeffrey D. Jones	95,000	105,000	—	200,000
Joanne M. Maguire	95,000	105,000	—	200,000
Robert J. Manzo	130,000	105,000	—	235,000
Francis M. Scricco	95,000	255,000	—	350,000
David L. Treadwell	115,000	105,000	—	220,000
Harry J. Wilson	105,000	105,000	—	210,000
Rouzbeh Yassini-Fard	105,000	105,000	—	210,000
(1)	The following directors deferred 2019 cash compensation into their deferred unit account under the Deferred Compensation Plan for Non-Employee Directors (further described below):
Name	2019 Cash Deferred ($)
Ms. Bergman	105,000
Mr. Yassini-Fard	105,000
Mr. Wilson	105,000
(2)
As of December 31, 2019, and pursuant to the Visteon Corporation Non-Employee Director Stock Unit Plan (described further below), Mr. Barrese owned 4,583 stock units, Ms. Bergman owned 5,031 stock units, Ms. Maguire and Messrs. Jones, Manzo, Scricco, Treadwell, Wilson and Yassini-Fard each owned 7,048 stock units. Mr. Scricco also owned 11,549 stock units, and Messrs. Jones and Manzo each owned 1,481 stock units granted pursuant to the 2010 Incentive Plan.

All non-employee directors currently receive an annual cash retainer of $95,000. Committee chairs, except for the Chair of the Audit Committee, and Audit Committee members receive an additional annual committee retainer of $10,000. The Chair of the Audit Committee and the Lead Independent Director, if any, received an additional annual retainer of $15,000. All retainers are paid in quarterly installments. In addition, the Company reimburses its directors for expenses, including travel and entertainment, they incur in connection with attending board and committee meetings as well as other company-requested activities. In April 2020 and in coordination with the compensation reductions for the Named Executive Officers, the Board of Directors agreed to reduce the cash retainer paid to nonemployee directors by 30%.
Non-employee directors may elect to defer up to 100% of their total retainer and any cash payments under the Deferred Compensation Plan for Non-Employee Directors, a nonqualified benefit plan, into a unit account. The amounts deferred into the unit account are allocated based on the average of the high and low price of the Company’s common stock on the date of the deferral, and the value of this account is directly related to the performance of the Company’s common stock. All amounts deferred are distributed following termination of board service in a lump sum or in ten annual installments on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control.
The Company’s Non-Employee Director Stock Unit Plan provides for an annual grant to each non-employee director of stock units valued at $105,000 on the day following the Company’s annual meeting. Amounts are allocated to the unit accounts based on the average of the high and low price of the Company’s common stock on the date of award, and the value of this account is directly related to the performance of the Company’s common stock. Amounts attributed to a director’s unit account under the Non-Employee Director Stock Unit Plan will not be distributed until after termination of his or her board service, either in a lump sum or in ten annual installments on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control. In 2019, the non-Executive Chairman of the Board received a restricted stock unit award valued at $150,000 under the 2010 Incentive Plan with terms similar to awards under the Non-Employee Director Stock Unit Plan.
As noted above, stock units held under the Non-Employee Director Stock Unit Plan and the Deferred Compensation Plan for Non-Employee Directors cannot be sold or transferred during a director’s service on the Company’s board. The Company believes that this restriction best links director and stockholder interests. The Company’s current stock ownership guidelines also require non-employee directors to hold all their equity-based awards received from the Company until termination of board service.

2020 Proxy Statement 15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following contains information regarding the stock ownership of the Company’s directors and executive officers and the beneficial owners of more than five percent of the Company’s voting securities.
Ownership of the Company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them, and more than one person may be considered to beneficially own the same shares.
In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the Company’s common stock outstanding on April 9, 2020 (27,824,952 shares).
Directors and Executive Officers
The following table contains stockholding information for the Company’s directors and executive officers, as well as stock units credited to their accounts under various compensation and benefit plans as of April 9, 2020. No shares have been pledged as collateral for loans or other obligations by any director or executive officer listed below.
	Common Stock Beneficially Owned		Stock Units(2)(3)
Name	Number(1)	Percent of Outstanding
Sachin S. Lawande	253,241	*	35,477
James J. Barrese	—	*	4,853
Naomi M. Bergman	1,000	*	9,684
Jeffery D. Jones	—	*	8,529
Joanne M. Maguire	—	*	7,048
Robert J. Manzo	12,000	*	8,529
Francis M. Scricco	7,150	*	18,597
David L. Treadwell	4,000	*	7,048
Harry J. Wilson	12,000	*	8,535
Rouzbeh Yassini-Fard	2,000	*	11,328
William M. Robertson	6,929	*	2,355
Sunil K. Bilolikar	13,205	*	3,797
Brett D. Pynnonen	11,900	*	4,314
Robert R. Vallance	18,265	*	12,995
Christian A. Garcia	—	*	—
All executive officers and directors as a group (20 persons)	368,050	1.3%	185,418
*	Less than 1%.
(1)
Includes shares of common stock which the following executive officers had a right to acquire ownership of pursuant to stock options or stock appreciation rights granted by the Company and exercisable on or within 60 days after April 9, 2020: Mr. Lawande (132,824 shares), Mr. Bilolikar (9,420 shares), Mr. Pynnonen (7,364 shares), Mr. Vallance (9,736 shares) and Mr. Robertson (3,410 shares).

(2)
For non-employee directors, the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Unit Plan and the Visteon Corporation 2010 Incentive Plan, and are payable following termination of Board service in cash oshares of common stock at the election of the Company, or in cash upon a change in control.

(3)
Includes restricted stock units granted to executive officers under the Visteon Corporation 2010 Incentive Plan, which are payable upon vesting in shares of common stock or cash at the election of the Company.

16	2020 Proxy Statement

Other Beneficial Owners
The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s voting securities as of April 9, 2020. The table is based upon reports on Schedules 13G and 13D and Forms 4 filed with the SEC or other information believed to be reliable.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	4,408,623 total aggregate shares (1,423,906 shares held with sole voting power and 4,408,623 shares held with sole dispositive power)	15.7%
Common Stock	Blackrock, Inc. 55 East 52nd Street New York, New York 10055	3,379,782 total aggregate shares (3,285,963 shares held with sole voting power and 3,379,782 shares held with sole dispositive power)	12.1%
Common Stock	Janus Henderson Group plc 201 Bishopsgate United Kingdom EC2M 3AE	2,886,332 total aggregate shares (2,886,332 shares held with shared voting and dispositive power)	10.3%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,656,664 total aggregate shares (27,234 shares held with sole voting power, 4,764 shares with shared voting power; 2,628,499 shares held with sole dispositive power, and 28,165 shares held with shared dispositive power)	9.49%
Common Stock	Invesco Ltd. 1555 Peachtreet Street NE, Ste. 1800 Atlanta, Georgia 30309	2,107,565 total aggregate shares (2,085,518 shares held with sole voting power and 2,107,565 shares held with sole dispositive power)	7.5%
TRANSACTIONS WITH RELATED PERSONS
Our Ethics and Integrity Policy instructs all of our employees, including the Named Executive Officers, to avoid conflicts between personal interests and the interests of Visteon, as well as any action that has the potential for adversely impacting the Company or interfering with the employee’s objectivity. The policy also requires any employee having a financial interest in, or a consulting, managerial or employment relationship with, a competitor, customer, supplier or other entity doing business with Visteon to disclose the situation to their manager or to the legal or human resources departments of the Company. The Company’s compliance group implements the Ethics and Integrity Policy and related policies and annually requires all management employees, including the Named Executive Officers, to complete a questionnaire disclosing potential conflicts of interest transactions. In addition, the Audit Committee is responsible for overseeing our ethics and compliance program, including compliance with the Ethics and Integrity Policy, and all members of the Board are responsible for complying with such policy. The Corporate Governance and Nominating Committee reviews the professional occupations and associations of board nominees, and annually reviews transactions between Visteon and other companies with which our Board members and executive officers are affiliated to the extent reported in response to our directors and officers questionnaire. The Ethics and Integrity Policy is in writing. See page 56 of this proxy statement under “Miscellaneous” for instructions on how to obtain a copy.

2020 Proxy Statement 17

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents compensation information for the following current and former executive officers named in the Summary Compensation Table beginning on page 30 (the “Named Executive Officers” or “NEOs”), including:
•	Sachin S. Lawande, President and Chief Executive Officer (CEO);
•	William M. Robertson, Vice President and Interim Chief Financial Officer (CFO);
•	Sunil K. Bilolikar, Senior Vice President, Manufacturing Operations and Supply Chain;
•	Brett D. Pynnonen, Senior Vice President and General Counsel;
•	Robert R. Vallance, Senior Vice President, Customer Business Groups; and
•	Christian A. Garcia, Former Executive Vice President and Chief Financial Officer (CFO).
Executive Summary
Visteon is a global automotive supplier that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world's major vehicle manufacturers including Ford, Mazda, Renault/Nissan, General Motors, Volkswagen, Jaguar/Land Rover, Daimler, Honda and BMW. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, headup displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ advanced safety platform. Visteon is headquartered in Van Buren, Township, Michigan, and has an international network of manufacturing operations, technical centers and joint venture operations, supported by approximately 11,000 employees, dedicated to the design, development, manufacture and support of its product offerings and its global customers. The Company's manufacturing and engineering footprint is principally located outside of the U.S., primarily in Mexico, Bulgaria, Portugal, Germany, India and China.
Despite a very challenging market environment in 2019 which included global automotive production volume declines, Visteon made significant progress in the transformation of the business. Visteon launched SmartCore™ with two additional customers and secured significant new business wins in the fast-growing digital cluster, infotainment, and displays segments. In addition to winning approximately $6 billion in new business, Visteon added two new customers for SmartCore™ and three for multi-display modules which strengthens its position toward achieving long-term growth targets.
The automotive supplier business model of developing and supplying custom systems to automakers results in revenue generation that begins after an average of three years following booking the business. The delayed revenue model typically puts pressure on near-term margins, as the execution of new business requires investment in engineering and manufacturing capacity ahead of revenue generation. To support the Company’s long-term goals, the Company’s strategic initiatives included booking higher levels of new business as well as developing new technology offerings. Additionally, the executive team continues to focus on delivering continued cost efficiencies, improving free cash flow, optimizing the capital structure and driving savings benefits.

18	2020 Proxy Statement

Highlights of key actions and other 2019 financial and strategic achievements are summarized below.
•	2019 Sales of $2,945 million, Adjusted EBITDA(1) of $234 million, and Adjusted Free Cash Flow(2) of $56 million;
•	Winning $6.1 billion in new business in 2019, adding new customers and expanding business with top global OEMs;
•	Balance sheet remains strong with Cash of $469 million, Debt of $385 million and -0.4x Net Debt/Adjusted EBITDA;
•	Sales growth, excluding currency and acquisitions, as compared to 2018, outperformed the market by 5 percentage points;
•	Increased OEM programs under development with modest increase in engineering cost by leveraging a platform strategy; and
•	Strengthened cockpit technology portfolio, launching key innovations in display, infotainment and SmartCoreTM domains.
2020 Temporary Compensation Actions
On April 5, 2020, the Organization and Compensation Committee approved a temporary decrease to the base salary of certain of its salaried employees to address the impacts of the novel coronavirus (COVID-19) pandemic. The salary decreases for the NEOs will be effective beginning May 1, 2020, and last four months at which time the Company will review whether to continue such program. Specific reductions for the NEOs are as follows: a 40% reduction for Sachin Lawande, President and Chief Executive Officer, and a 30% reduction for Jerome Rouquet, Senior Vice President and Chief Financial Officer who joined the Company in January 2020; Brett Pynnonen, Senior Vice President and General Counsel; and Robert Vallance, Senior Vice President, Customer Business Groups and Marketing. In addition, the Company is also suspending its contributions under the Visteon Investment Plan (401K), Supplemental Executive Retirement Plan, and Savings Parity Plan from May 1, 2020 until September 30, 2020.
Pay for Performance Focus
The vast majority of the target compensation opportunity is performance-based with the amounts realized, if any, based on our financial results or stock price performance. In 2019, a significant majority (88% of the CEO’s target compensation and 69% of the average target compensation of our other NEOs, excluding Mr. Robertson) was provided through annual and long-term incentive award opportunities.

(1)
Please see the reconciliation of Adjusted EBITDA to net income attributable to Visteon for the year ended December 31, 2019, in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”).

(2)
Please see the reconciliation of Adjusted Free Cash Flow to Cash provided from operating activities for the year ended December 31, 2019, in Item 9.01 “Financial Statements and Exhibits” of the Company’s Current Report on Form 8-K dated February 20, 2020.

2020 Proxy Statement 19

Our 2019 Performance Results Are Reflected in 2019 Total Direct Compensation
The 2019 compensation for our Named Executive Officers is commensurate with the Company’s 2019 performance and the goals of our executive compensation program. The mix of award types and incentive plan performance measures was selected to align with our business strategy, talent needs, and market practices. Actual pay to be realized by the executive officers was based primarily on the Company’s financial and stock price performance results. A majority of pay was based on at-risk elements given our focus on performance-based pay elements (annual and long-term incentives).
The chart below shows the cash vs equity components of target compensation for 2017-2019 which was awarded to our CEO as compared to compensation received or projected to be received as of December 31, 2019 using the Company’s stock price as of that date.

3-Year Aggregate Target Pay vs. Realizable Pay: CEO
3-Year TSR: +7.8%
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$000s
$23,808
$17,010
$6,798
24.6% Decrease
$17,948
$12,422
$5,526
Target
Realizable
Cash
Equity

The relationship between target and realizable compensation is attributable to several factors:
•	Annual Incentive actual payouts relative to target levels
•	The difference between the grant-based value of Performance Stock Unit (“PSU”) awards and the relative performance as of December 31, 2019
•	The value of Restricted Stock Unit (“RSU”) awards at the grant date as compared to the value as of December 31, 2019
•	The value of options at the grant date as compared to value realized through and “in-the-money” value as of December 31, 2019
These factors, which resulted in realizable compensation for 2019 falling below target compensation, reinforce the performance orientation of our program and the alignment of interests between our executives and our shareholders.
Short-Term Incentive Compensation
The 2019 Annual Incentive (“AI”) program was designed to balance annual profitability performance with objectives to support the Company’s continued transformation and to focus on long-term capabilities. As such, in addition to Adjusted EBITDA with modifiers for free cash flow and quality metrics, Management Business Objectives (“MBOs”) were introduced as part of the program design weighted 70% and 30%, respectively. The Adjusted EBITDA with modifiers pillar of the program yielded results just above threshold (26%) while performance on the MBOs was above target (125%), which resulted in the funding of awards at 56% of target.

20	2020 Proxy Statement

Long-Term Incentive Compensation Awards
All Named Executive Officers, except Mr. Robertson, received annual Long-Term Incentive (“LTI”) awards in March 2019 which included stock options, restricted stock units and performance stock units. Mr. Robertson received a special one-time restricted stock unit award on November 1, 2019 to recognize his return to the Company as the interim Chief Financial Officer.
PSUs granted to NEOs are based on relative total shareholder return over a three year period with one, two and three-year performance periods within each grant. The table below shows the PSUs granted over the last three years and their actual or estimated performance through December 31, 2019. The PSUs granted in 2017 were paid out in the first quarter of 2020.
Year Granted	Applicable NEOs	Performance Period	Metric	Actual or Estimated Weighted Average Payout Percentage
2019	All NEOs	Jan 2019-Dec 2021	Relative TSR	Estimated: 199%
2018	All NEOs	Jan 2018-Dec 2020	Relative TSR	Estimated: 75%
2017	All NEOs	Jan 2017-Dec 2019	Relative TSR	Actual: 117%
2019 Say-on-Pay Advisory Vote Outcome
In 2019, our executive compensation program received favorable support of approximately 85% of votes cast by our shareholders, while averaging approximately 91% over the last three years (2017-2019). Management and the Committee reviewed this result and believe it to be a strong indication of support for the Company’s executive compensation program and alignment of the program with shareholder interests. We value shareholder feedback and throughout 2019 were actively engaged with our shareholders. During 2019 these discussions did not identify any issues related to our executive compensation program. As detailed throughout this Compensation Discussion & Analysis, we believe the officer compensation program is strongly aligned with shareholder value creation, and reflects solid corporate governance practices.

2020 Proxy Statement 21

Executive Compensation Program Design and Governance Practices
Our executive compensation program is designed to provide strong alignment between executive pay, shareholder interests, and Company performance, and incorporates best practices. Here are some of the compensation practices we follow and those we avoid.
What We Do	✓	The Organization and Compensation Committee of the Board of Directors (hereafter referred to as the “Committee”) approves all aspects of officer pay
	✓	Target pay levels, on average, are within a competitive range of the median of comparable companies, considering an individual’s responsibilities, business impact, performance and other factors
	✓	Provide the majority of pay through performance-based annual and long-term programs
	✓	Balance short- and long-term incentives using multiple performance metrics, covering individual, financial and total shareholder return (“TSR”) performance
	✓	Cap incentive awards that are based on performance goals
	✓	Have “double trigger” (qualified termination of employment following a change in control) equity acceleration for all of the NEOs’ outstanding awards
	✓	Have change in control agreements with a “double trigger” for cash severance payments to be made
	✓	Maintain guidelines for significant stock ownership by our NEOs to ensure ongoing and meaningful alignment with shareholders
	✓	Have a compensation recoupment (“clawback”) policy for executive officers in the event of a financial restatement
	✓	Prohibit hedging transactions, purchasing the Company’s common stock on margin or pledging such shares
	✓	Review key elements of the officer pay program annually, as conducted by the Committee, which also considers our business and talent needs, and market trends
	✓	Use an independent compensation consultant

What We Don’t Do	×	Do not provide excise tax gross-ups
	×	Do not have compensation practices that encourage unnecessary and excessive risk taking
	×	Do not grant stock options or stock appreciation rights with an exercise price less than the fair market value on the grant date
	×	Do not provide dividends or dividend equivalents on unearned PSUs
	×	Do not provide car allowances, club memberships or similar perquisites

22	2020 Proxy Statement

Executive Compensation Program Administration
The Committee is primarily responsible for administering the Company’s executive compensation program. The Committee reviews and approves all elements of the executive compensation program that cover the Named Executive Officers. In fulfilling its responsibilities, the Committee is assisted by its independent compensation consultant and takes into account recommendations from the CEO. The primary roles of each party are summarized below.
Party:	Primary Roles:
Organization and Compensation Committee (composed solely of independent directors)	•	Oversee all aspects of the executive compensation program
	•	Approve officer compensation levels, incentive plan goals, and award payouts
	•	Approve specific goals and objectives, as well as corresponding compensation, for the CEO
	•	Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends
Senior Management (CEO, CFO, CHRO, and General Counsel)	•	Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
	•	Make recommendations regarding the pay levels of the officer team (excluding the CEO)
	•	Provide any other information requested by the Committee
Compensation Consultant (FW Cook)	•	Advise the Committee on competitive market practices and trends
	•	Provide proxy pay data for our compensation peer group
	•	Present information and benchmarking regarding specific executive compensation matters, as requested by the Committee
	•	Review management proposals and provide recommendations regarding CEO pay
Additional information about the role and processes of the Committee is presented above under “Corporate Governance — Organization & Compensation Committee.”
Executive Compensation Program Philosophy
The primary objectives of the Company’s executive compensation program are to recruit, motivate, and retain highly qualified executives who are key to our long-term success and will focus on maximizing shareholder value. As such, the Company’s executive compensation program is structured to accomplish the following:
•	Drive achievement of the Company’s strategic plans and objectives;
•	Create strong alignment of the interests of executives with the creation of shareholder value, particularly as measured by total shareholder return/stock price appreciation;
•	Provide a market competitive total compensation package customized to fit our business and talent needs; and
•	Be cost-effective and straightforward to understand and communicate.
For each element of compensation and in total, the Company generally targets annualized compensation to be within a competitive range of market median, while also considering an individual’s experience, performance, and business impact, as well as our organizational structure and cost implications. The target compensation mix is set based on position responsibilities, individual considerations, and market competitive practices. The proportion of variable, or “at risk,” compensation, provided through incentive programs, increases as an employee’s level of responsibility increases commensurate with the position’s impact on the business. The actual pay earned, if any, for annual and long-term incentives reflects Company and individual performance and will vary above or below the targeted level.

2020 Proxy Statement 23

Market Compensation Practices
As one of the inputs in determining executive compensation each year, the Company reviews general industry survey and proxy compensation data regarding market practices. In 2019, the Company reviewed NEO base salaries, target annual and long-term incentive award opportunities, as well as selected pay program design practices. In conducting this review, the Committee selected the 14 companies listed below whose aggregate profile was comparable to Visteon in terms of industry, size (based on revenue and market capitalization) and other operations-related metrics as comparators for purposes of determining the range of market medians with respect to compensation elements (the “Compensation Peer Group”). When compared to the peer group utilized for 2018, the 2019 peer group removed Rockwell Collins (due to an acquisition) and added Spirit AeroSystems. We believe the Compensation Peer Group represents a reasonable comparator group of direct automotive supplier, technology peers and other related companies with which we compete for executive talent.
American Axle & Manufacturing	Garmin Ltd.	Rockwell Automation Inc.
Ametek Inc.	Gentex Corporation	Sensata Technologies
Cooper-Standard Holdings Inc.	Harris Corporation	Spirit AeroSystems
Dana Inc.	Motorola Solutions Inc.	Trimble Inc.
FLIR Systems Inc.	Nuance Communications Inc.
For purposes of determining 2020 compensation, the Committee removed Harris Corporation and Motorola Solutions and added Delphi Technologies, LCI Industries, Meritor and Modine Manufacturing.
Executive Compensation Program — Description of Primary Elements
An overview of the primary elements of the executive compensation program is presented below. Consistent with our emphasis on aligning pay and performance, the largest portion of the target compensation opportunity is provided through annual and long-term incentive programs.
Each primary element of the executive compensation program is described below.
Base Salary
Base salaries provide basic security for our employees at levels necessary to attract and retain a highly qualified and effective salaried workforce. Base salaries are determined taking into account market data as well as an individual’s position, responsibilities, experience, and value to the Company. During 2019 no NEOs received base salary increases. The actual salaries paid to each Named Executive Officer for 2019 are presented in the “Summary Compensation Table.”
Annual Incentive Awards
The Company’s Annual Incentive program provides key salaried employees the opportunity to earn during their tenure an annual cash bonus based on specified individual, financial, operational and/or strategic goals. This program is designed to motivate executives to achieve key short-term financial and operational goals of the Company. The target incentive opportunities are expressed as a percentage of base salary, which are set by the Committee after considering the potential impact on the business of each role, the relationships among the roles and market competitive levels for the positions. The target annual incentive opportunities, as a percentage of base salary as of December 31, 2019 were: Mr. Lawande 125%, Messrs. Bilolikar, Pynnonen and Vallance 65%. Messrs. Robertson and Garcia were not eligible for the 2019 program due to their voluntary separations in June and October 2019, respectively. Actual awards earned can range from 0% to 200% of target based on Company and individual performance.
On March 7, 2019, the Committee approved 2019 AI award opportunities for the Named Executive Officers as well as the AI program metrics. The 2019 AI program was designed to balance annual profitability performance with objectives to support the Company’s continued transformation and to focus on long-term capabilities. As such, in addition to Adjusted EBITDA with modifiers for free cash flow and quality metrics, Management Business Objectives (“MBOs”) were introduced as part of the program design weighted 70% and 30%, respectively, with the Committee retaining discretion to adjust the incentive pool outside of the specified measurements.

24	2020 Proxy Statement

Specific threshold, target, and maximum goals for the 2019 Adjusted EBITDA metric are set forth below, as well as the percentage of the target award earned and 2019 actual results, including the modifiers. The financial goals were set as a reflection of the current automotive market environment and aligned with the Company’s operating plan which anticipated continued volume declines.
Measure ($ in millions)	2019 Threshold	2019 Target	2019 Maximum	2019 Actual% of Target Awarded
Adjusted EBITDA(1)	$220	$269.5-280.5	$343.8	$234
Payout as a % of Target	25%	100%	200%	36%
Modifiers ($ in millions)	Metric Range	Modifier Range Possible	Modifier Achieved	Modifier Applied
Adjusted Free Cash Flow	Less than $66 to $116+	-/+ 5%	- 5%	- 5%
Written Quality Concerns	Greater than 461 to less than 360	-/+ 5%	- 5%	- 5%
AI Earned from Adjusted EBITDA with modifiers				26%
Management Business Objectives
•	New Business Wins	•	New Product Development	•	Program Management
•	Technology Roadmap	•	Workforce Planning
(1)
Adjusted EBITDA was defined as net income attributable to the Company, adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, equity in net income of non-consolidated affiliates, loss on divestiture, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations.

The MBOs were developed to provide the Committee with a vehicle to holistically assess overall performance on goals that strengthen the Company’s capabilities over the longer-term in the midst of a challenging environment for the industry. MBOs included leveraging a platform strategy for engineering efficiency, enhancing workforce capability assessments and the application of our talent supply to program demands as well as others which we believe will give the Company a competitive advantage over our peers. Following the conclusion of 2019, the Committee assessed the Company’s performance against the MBOs and determined that it had met target on 2 of 5 MBOs and exceeded target on 3 of 5 MBOs; this resulted in a payout of 125% of target on the MBO portion of the annual incentive. This, combined with the 26% result on the Adjusted EBITDA with modifiers pillar of the program, resulted in the funding of awards at 56% of target.
As a result of the foregoing, 2019 annual incentive awards were paid at 56% of target for Messrs. Lawande, Pynnonen and Vallance while Mr. Bilolikar was paid at approximately 45% of target. Messrs. Robertson and Garcia were not eligible for the 2019 AI program. The amounts paid to the NEOs are set forth in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”
Long-Term Incentive Awards
The Company’s Long-Term Incentive program is designed to reward executives for the achievement of specified multi-year goals that are linked to the Company’s long-term financial performance, to align the delivery of incentive value with increases in the Company’s stock price and to retain key employees. Typically awards are granted each year with a vesting or performance period of three years; however, in some situations, such as the recruitment of new executives or to focus on objectives with a different duration, the Company may use a shorter or longer period. The annualized total targeted long-term incentive award opportunity is determined by considering market data, organization level and/or impact of the position on the Company’s performance.
2019 Long-Term Incentive Grants
On March 7, 2019, all of the NEOs, except Mr. Robertson, received regular long-term incentive grants with targeted grant date values as follows: Mr. Lawande ($6,000,000); Mr. Garcia ($1,625,000), Mr. Bilolikar ($365,000), Mr. Pynnonen ($440,000) and Mr. Vallance ($460,000). The LTI grant mix consisted of performance stock units, stock options and restricted stock units, as described below.

2020 Proxy Statement 25

Award Type and Weighting	Primary Role	Design Features
Performance Stock Units (50% of the total LTI value)	Reward the achievement of TSR results from 2019 through 2021 relative to returns of 16 similar companies	•	PSUs provide executives the opportunity to earn shares based on the Company’s three-year TSR relative to 16 automotive sector peer companies (listed below)
		•	The awards are divided among three periods with all earned awards paid at the end of the three-year cycle (paid in early 2022)
		•	2019 TSR performance (25% of award opportunity) which was earned at 199% based on the Company’s 75th percentile rank
		•	2019 through 2020 TSR performance (25% of award opportunity)
		•	2019 through 2021 TSR performance (50% of award opportunity)
•
The awards for the first and second performance periods will be increased to reflect the performance over the entire three-year cycle, if greater. If the Company’s actual TSR is negative during a performance period, the award earned for that period cannot exceed 100% of target (regardless of percentile rank within the peer group).

		•	Awards can be earned up to 200% of the target award opportunity based on the Company’s TSR performance percentile ranking within the comparator group (Visteon plus the 16 TSR peer companies)
		•	No award earned if Visteon’s performance is below the 25th percentile
		•	35% of target award earned at the 25th percentile, 100% at 55th percentile and 200% at 80th percentile
		•	Award payouts for performance between the percentiles specified above is determined based on interpolation
		•	TSR is calculated using the 20-trading day average closing price at the start and end of the performance period, adjusted for dividends
Stock Options (25% of the total LTI value)	Reward for appreciation in the Company’s stock price	•	Exercise price equal to the average of the high and low trading prices on the date of grant
		•	Vest one-third per year beginning one year after the date of grant
		•	Seven-year term, upon which any unexercised options would expire
Restricted Stock Units (25% of the total LTI value)	Facilitate retention and provide an ownership stake	•	Vest one-third per year beginning one year after the date of grant
Relative TSR Peer Group (16 companies)
The TSR Peer Group companies listed below differ from the Compensation Peer Group discussed previously as the companies with which we compete for talent are more technology-based, whereas the companies with which we compete for investor dollars are more automotive-based, lower-margin companies.
Adient, Inc.	Cooper Standard	Magna International, Inc.
American Axle & Mfg Holdings	Dana Incorporated	Meritor Inc.
Aptiv PLC	Delphi Technologies	Tenneco Inc.
Autoliv, Inc.	Denso	Valeo
BorgWarner Inc.	Faurecia
Continental	Lear Corporation
Mr. Robertson’s 2019 Special Long-Term Incentive Grant
Effective November 1, 2019, Mr. Robertson returned to the Company as the Interim Chief Financial Officer. He had most recently serviced as Vice President and Treasurer until his separation in June 2019. On November 1, 2019, in connection with his critical leadership, including the oversight of the annual financial reporting process, the

26	2020 Proxy Statement

Committee granted him one-year, cliff vesting restricted stock units with an approximate value of $200,000. The award fully vested upon the completion of his service in this interim role with the Company on February 28, 2020 with settlement to occur upon the first anniversary of the grant.
Other Compensation Elements
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for elected officers of the Company at or above Senior Vice President, which includes all NEOs. The goal for these officers is to own common stock worth a multiple of salary, ranging from three to six times. Effective January 1, 2018, the Committee implemented a retention requirement until the multiple of salary threshold is met. All executives subject to the stock ownership guidelines must retain 50% of net shares which vest from restricted and performance stock units and 50% of the shares remaining after the payment of option exercise prices and any taxes owed. Under the guidelines, only actual shares owned satisfy the guidelines. As of December 31, 2019 Mr. Lawande had satisfied the ownership guidelines while all other officers continue to be subject to the retention requirement. The stock ownership guidelines are as follows:
•	Chief Executive Officer — six times (6x) base salary; and
•	Executive and Senior Vice Presidents — three times (3x) base salary.
Executive Perquisites and International Service Employee Program
The Company had historically provided the Named Executive Officers with a flexible perquisite allowance program during their tenure to provide basic competitive benefits. The flexible perquisite allowance program was eliminated in 2016. The Company continues to maintain an Executive Security Program that permits the CEO to use commercially available private air transportation services for personal and business travel, and provides the benefit of various personal health and safety protections. The CEO does not receive a tax “gross-up” for personal use of such aircraft and all use requires advance approval by one of the following: Chairman of the Board or Chairman of the Compensation or Audit Committees of the Board. Additionally, the Company maintains an Executive Relocation Policy to assist executives with relocation expenses including home sales and searches, temporary living, moving and related expenses. There was no personal use of commercially available private air transportation services by NEOs or relocation benefits provided to NEOs during 2019.
As a global organization, senior executives of the Company are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, the Company has an International Long Term Assignment Policy to address incremental costs incurred by assignees as a result of their international assignments. During 2019, Mr. Bilolikar returned to the U.S. from an international assignment based in Kerpen, Germany. The cost of his assignment and return to the U.S. is included in the “All Other Compensation” column of the “Summary Compensation Table.”
Retirement Benefits Overview
The Named Executive Officers participate during their tenure in the Company’s qualified retirement and savings plans in their respective home countries on the same basis as other similarly situated employees. Over the last several years, the Company has made changes to the type of retirement plans and the level of benefits provided under such plans, based on an assessment of the Company’s business and talent needs, costs, market practices, and other factors. Effective December 31, 2011, the U.S. defined benefit pension plan was frozen for all participants. All of the NEOs participate in U.S.-based plans.
The Named Executive Officers, as well as most U.S. salaried employees, are entitled during their tenure to participate in the Visteon Investment Plan (Visteon’s 401(k) investment and savings plan). The Company’s match is 100% of the employee’s eligible contributions up to 6% of eligible pay (subject to IRS limits), which was designed to attract and retain employees in light of the Company’s freezing of other retirement benefit plans. Amounts deferred for each Named Executive Officer are reflected in the “Salary” column of the “Summary Compensation Table.” The Company also maintains a Savings Parity Plan, which provides eligible U.S. participants during their tenure with Company contributions of 6% of eligible pay that are restricted due to IRS limits under the broad-based, qualified 401(k) plan. The Company’s Supplemental Executive Retirement Plan (SERP) provides eligible U.S. participants during their tenure with annual Company contributions of 6% (Vice Presidents), 9% (Executive and Senior Vice Presidents), or 14.5% (CEO) of pay in place of the prior defined benefit formulas in the plan for service after January 1, 2012. The

2020 Proxy Statement 27

SERP is closed to new entrants other than for those employees at or above Senior Vice President or those employees who are specifically designated for participation by the Committee. Company contributions to these plans on behalf of the NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table.”
Additional details about the Company’s prior and current retirement plans are presented in a later section, under “Retirement Benefits.”
Severance and Change in Control Benefits
The Company has entered into change in control agreements with all of its executive officers (except Mr. Lawande, whose change in control benefits are included in his employment agreement), including the Named Executive Officers. These agreements, which were last revised in October 2012, provide for certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the Named Executive Officers, and subject to the terms of the agreements, change in control cash severance benefits are provided during their tenure as a multiple of 1.5 (SVPs) or 2.0 (CEO) times the sum of the executive’s annual base salary and target annual incentive. In addition, the agreements provide for other severance benefits, such as the continuation of medical benefits and outplacement assistance, pursuant to their terms. The agreements have a “double trigger” provision, which would require that the executive’s employment terminate without cause or for good reason following a change in control, as defined in the agreements, in order to receive benefits under the agreements. No excise tax gross-up provisions are contained in the change in control severance arrangements.
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), executive officers are entitled to severance benefits under the 2010 Visteon Executive Severance Plan, which was revised effective February 2017 (except Mr. Lawande whose severance benefits are included in his employment agreement). Subject to the terms of the Severance Plan, a specific and consistent level of severance benefits are provided with a cash severance payment of 1.5 (SVPs and CEO) times the sum of an executive’s annual base salary and target annual incentive. Executives would also be entitled to, subject to the terms of the severance plan, the reimbursement of medical coverage premiums under COBRA for up to eighteen months following termination, the provision of outplacement services for up to twelve months, and the payment of a pro-rated portion of any outstanding annual incentive based on actual Company performance during the performance period.
The severance plan and change in control agreements provide that outstanding stock-based awards vest only in accordance with the applicable terms and conditions of such awards. For additional details about the change in control agreements, the severance plan, the terms and conditions of awards, and the estimated value of these potential payouts, see the section “Potential Payments Upon Termination.” The terms of Mr. Lawande’s compensation package, including potential severance and change in control benefits, are detailed in his employment agreements. See the section “Employment Agreement with Mr. Lawande” for additional details regarding such agreements.
Executive Compensation Policies
Stock Awards Granting Policy. In 2019, the Company granted regular stock awards to its Named Executive Officers and other eligible key employees. Stock awards made to executives at the time they become employees or officers of the Company have a grant date on the later of the date employment commences or the date the Committee approves the awards. In all cases, the exercise price of stock options and stock appreciation rights is the average of the high and low trading price on the grant date. Stock price is not a factor in selecting the timing of equity-based awards.
Securities Trading and Anti-Hedging/Anti-Pledging Policy. The Company maintains a Policy Regarding Purchases and Sales of Company Stock that imposes specific standards on directors, officers and other employees of the Company. The policy, available at https://www.visteon.com/company/policies-compliance/, is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, the policy requires that all transactions in Company stock by directors, executive officers and by others in their households be pre-cleared by the General Counsel. The only exceptions to the pre-clearance requirement are 10b5-1 trading plans that have been previously approved by the General Counsel and regular, ongoing acquisition of Company stock resulting from continued participation in employee benefit plans that the Company or its agents may administer. The Company also considers it inappropriate for any director, officer or other employee to enter into

28	2020 Proxy Statement

speculative transactions in the Company’s stock. Directors, officers and other employees are prohibited from engaging in the purchase or sale of puts, calls, options or other derivative securities based on the Company’s stock. The Company has a policy prohibiting all hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers and other employees may not purchase the Company’s stock on margin or borrow against any account in which our securities are held.
Pay Clawbacks. In April 2013, the Company adopted a compensation recovery policy, which requires each executive officer of the Company to repay or forfeit a portion or all of any annual incentive, performance stock units or other performance-based compensation granted to him or her on or after September 29, 2012 if:
•
the payment, grant, or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission;

•	the amount of the compensation that would have been received by the executive officer, had the financial results been properly reported, would have been lower than the amount actually received; and
•	the Board determines in its sole discretion that it is in the best interests of the Company and its shareholders for the executive officer to repay or forfeit all or any portion of the compensation.
Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s federal income tax deduction to $1 million per year for compensation to its CEO and certain other highly compensated executive officers (and beginning for 2018, certain former executive officers). Historically, qualified performance-based compensation for the CEO and certain “covered officers” was not, however, subject to the deduction limit, provided certain requirements of Section 162(m) were satisfied. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. It has been our policy to consider the impact of this rule when developing and implementing our executive compensation program. Annual Incentive awards, performance-based stock units, and stock options (and stock appreciation rights) generally were designed to meet the deductibility requirements. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying business and talent goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).
Statement Regarding Compensation Risk Assessment
The Company annually conducts a risk assessment and believes that its compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Specifically, as detailed previously, the Company maintains a market competitive, balanced executive compensation program with varying incentive award types, performance metrics, performance/vesting periods and includes governance features that mitigate potential risk (including Committee oversight, maximum potential payouts are set under incentive plans, stock ownership guidelines, and a pay clawback policy).

2020 Proxy Statement 29

COMPENSATION COMMITTEE REPORT
The Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company, and, based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis so stated be included in this Proxy Statement.
Organization and Compensation Committee
David L. Treadwell (Chairman)
Jeffrey D. Jones
Harry J. Wilson
Summary Compensation Table
The following table summarizes the compensation that was earned by, or paid or awarded to, the Named Executive Officers. The “Named Executive Officers” are the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and the three other most highly compensated executive officers serving as such as of December 31, 2019, determined based on the individual’s total compensation for the year ended December 31, 2019, as reported in the table below, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals. The Named Executive Officers also include the Company’s former Executive Vice President and Chief Financial Officer.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Sachin S. Lawande	2019	$1,030,000	$—	$4,470,046	$1,499,990	$721,000	$—	$287,109	$8,008,145
President and Chief	2018	$1,030,000	$—	$4,504,035	$1,499,978	$298,700	$—	$526,207	$7,858,920
Executive Officer(7)	2017	$1,030,000	$—	$3,785,854	$1,249,984	$1,416,250	$—	$562,355	$8,044,443
William M. Robertson	2019	$248,010	$—	$220,711	$—	$—	$168,520	$202,717	$839,958
Vice President and Interim
Chief Financial Officer(8)
Sunil K. Bilolikar	2019	$405,020	$—	$271,912	$91,249	$117,942	$177,818	$491,377	$1,555,318
Senior Vice President,	2018	$400,198	$—	$273,523	$91,110	$61,077	$—	$1,268,886	$2,094,794
Operations and Supply Chain(9)	2017	$385,733	$—	$767,233	$86,781	$313,408	$126,720	$977,387	$2,657,262
Brett D. Pynnonen	2019	$440,000	$—	$327,785	$110,003	$160,160	$—	$77,630	$1,115,578
Senior Vice President	2018	$440,000	$—	$497,774	$98,987	$66,352	$—	$108,578	$1,211,691
and General Counsel(10)	2017	$440,000	$100,000	$299,754	$98,993	$275,000	$—	$111,087	$1,324,834
Robert R. Vallance	2019	$404,884	$—	$342,730	$114,991	$147,378	$—	$71,723	$1,081,706
Senior Vice President,	2018	$400,064	$—	$273,392	$91,078	$61,057	$—	$109,581	$935,172
Customer Business Groups(11)	2017	$385,604	$—	$1,180,590	$86,755	$313,304	$—	$99,040	$2,065,293
Christian A. Garcia	2019	$491,667	$—	$1,210,675	$406,245	$—	$—	$99,046	$2,207,633
Former Executive Vice President	2018	$590,000	$—	$1,217,955	$405,609	$109,504	$—	$182,913	$2,505,981
and Chief Financial Officer(12)	2017	$590,000	$—	$1,135,657	$374,992	$590,000	$—	$113,368	$2,804,017
(1)	This column is composed of a sign-on bonus payment to Mr. Pynnonen.
(2)
The amounts shown in this column represent the grant date fair values for PSU and RSU awards in 2019, 2018 and 2017. Messrs. Bilolikar and Vallance received special retention RSU grants in 2017 valued at approximately $500,000 and $900,000, respectively, which cliff vest four years from the grant date. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 17 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2019 10-K. Assuming the maximum performance levels are achieved for the NEOs’ PSUs granted in 2019 and based on the grant date share price, the values in the “Stock Awards” column would be $5,614,917 for Mr. Lawande; $220,711 for Mr. Robertson; $341,565 for Mr. Bilolikar; $417,562 for Mr. Pynnonen; $430,510 for Mr. Vallance and $1,520,758 for Mr. Garcia. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)
The amounts shown in this column represent the grant date fair values for stock options granted in 2019, 2018 and 2017. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 17 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2019 10-K.

30	2020 Proxy Statement

(4)
For 2019, this column is composed of the amounts payable to each of the Named Executive Officers under the 2019 annual incentive performance program, as further described in the “Compensation Discussion and Analysis,” above. There were no earnings on non-equity incentive plan compensation earned or paid to the Named Executive Officers in or for 2019.

(5)
This column reflects an estimate of the aggregate change in actuarial present value of each Named Executive Officers’ accumulated benefit under all defined benefit pension plans from the measurement dates for such plans used for financial statement purposes. See “Retirement Benefits — Defined Benefit Plans,” below. None of the Named Executive Officers received or earned any above-market or preferential earnings on deferred compensation.

(6)	For 2019, this column includes the following benefits paid to, or on behalf of, the Named Executive Officers:
•	Life insurance premiums paid by the Company on behalf of all of the Named Executive Officers;
•
Company-contributions to the Company’s 401(k) defined contribution plan, DC SERP and Savings Parity Plan on behalf of Mr. Lawande ($272,383), Mr. Robertson ($29,160), Mr. Bilolikar ($69,915), Mr. Pynnonen ($75,953), Mr. Vallance ($69,891) and Mr. Garcia ($70,905);

•	Disability insurance premiums paid by the Company on behalf of Mr. Lawande ($12,021) and Mr. Garcia ($3,126);
•
Voluntary separation incentive payment made to Mr. Robertson ($172,375) at the time of his separation from the Company in June 2019 prior to becoming an NEO; this program was offered to most U.S. employees as an enticement to exit the Company;

•	Payment of unused vacation to Mr. Garcia ($22,692);
•	Tax payments and reimbursements on behalf of Mr. Bilolikar ($90,046) in connection with his international service assignment; and
•
The payment of expenses to or on behalf of Mr. Bilolikar ($327,784) under the Company’s international service employee program, which provides allowances and payments to address the incremental costs of housing, education, cost of living, taxes and other costs associated with international assignments. As Mr. Bilolikar’s assignment ended in 2019, costs also include those associated with repatriation.

(7)	Mr. Lawande joined Visteon as Chief Executive Officer and President effective June 29, 2015.
(8)	Mr. Robertson rejoined Visteon as Vice President and interim Chief Financial Officer effective November 1, 2019 after retiring in June 2019.
(9)	Mr. Bilolikar served as Senior Vice President, Operations and Supply Chain until his separation from Visteon effective March 13, 2020.
(10)	Mr. Pynnonen joined Visteon on March 14, 2016.
(11)	Mr. Vallance has been Senior Vice President, Customer Business Groups since December 2016. Prior to that, he was Vice President, Customer Business Groups upon rejoining the Company in July 2014.
(12)	Mr. Garcia joined Visteon as Executive Vice President and Chief Financial Officer effective October 1, 2016 and resigned effective October 31, 2019.
Employment Agreement with Mr. Lawande
In June 2015, the Company and Mr. Lawande entered into an employment agreement and Mr. Lawande commenced employment on June 29, 2015. Under the terms of the employment agreement, Mr. Lawande serves as the Chief Executive Officer and President of the Company, with an initial term of three years. Pursuant to the Employment Agreement, Mr. Lawande received an initial annualized base salary of $1 million, with a target annual cash bonus opportunity of no less than 100% of his base salary and annual long-term incentive opportunity of $5 million. This agreement was amended and restated effective February 12, 2018, to extend the term to June 29, 2021. Base salary was established at an annual rate of $1,030,000 with a target annual cash bonus opportunity of at least 125%.
If Mr. Lawande is terminated without cause or his employment is voluntarily terminated for good reason, he will receive (generally subject to a customary release of claims and certain restrictive covenants) (i) a cash payment equal to 1.5 times the sum of his annual base salary and target bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year, (iii) up to 18 months of health benefits and (iv) outplacement services for a period of up to one year in an amount not to exceed $50,000. If, within two (2) years after the occurrence of a Change in Control (as defined in the employment agreement), Mr. Lawande is terminated without Cause or his employment is voluntarily terminated for good reason, he will receive (i) a cash payment equal to 2 times the sum of his annual base salary and target bonus, (ii) a pro rata portion of the annual bonus awarded to Mr. Lawande for the fiscal year in which the termination occurs, assuming the achievement at target level, (iii) up to 18 months of life, accident and health insurance benefits, (iv) accelerated vesting of any benefits under the Company’s 2010 Supplemental Executive Retirement Plan and Savings Parity Plan or any successor to any such plans or similar plans and payment of benefits under such plans in accordance with their terms and (v) reimbursement for outplacement services for a period of up to one year in an amount not to exceed $50,000. Mr. Lawande is entitled to participate in the Company’s standard benefits and perquisites on the same basis as other senior executives of the Company, as well as receive reimbursement of up to $10,000 of professional fees incurred in connection with finalizing the employment agreement and related agreements. The employment agreement includes a clawback provision whereby Mr. Lawande may be required, upon certain triggering events, to repay all or

2020 Proxy Statement 31

a portion of his compensation, pursuant to any clawback policy adopted by or applicable to the Company, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The employment agreement also contains customary confidentiality, ownership of works and non-disparagement provisions, as well as standard non-competition and non-solicitation provisions.
Visteon Corporation 2010 Incentive Plan
The Visteon Corporation 2010 Incentive Plan, as amended, permits grants of stock options, stock appreciation rights, performance stock units, restricted stock, restricted stock units and other rights relating to our common stock, as well as performance and time-based cash bonuses. In 2019, the Company implemented an annual incentive cash bonus program for eligible employees and a long-term equity-based incentive program for eligible employees, including the Named Executive Officers. These programs are discussed further under “Compensation Discussion and Analysis,” above. Except under certain circumstances such as retirement or involuntary termination, an executive must be employed in good standing with the Company at the conclusion of a performance period to be eligible for a bonus payment. The Committee retains discretion under the 2010 Incentive Plan to modify or adjust any award at any time.
The stock options awarded under the 2019 long-term incentive program vest ratably over three years from the date of grant. The exercise price of the stock options is the average of the high and low selling prices of our common stock on the Nasdaq Global Select Market (Nasdaq) on the date of grant, unless otherwise approved by the Committee. Any unexercised stock options will expire after seven years. If a holder of a stock option retires, becomes disabled, or dies, his or her stock options continue to be exercisable up to the normal expiration date. See “Potential Payments Upon Termination,” below. The stock options are subject to certain conditions, including not engaging in competitive activity, and generally cannot be transferred. The restricted stock units awarded under the 2019 long-term incentive program vest ratably over three years from the date of grant and, at the election of the Company, will be paid in common stock or cash based on the average of the high and low selling prices of our common stock on the Nasdaq on such vesting date. The performance stock units awarded under the 2019 long-term incentive program vest on January 31, 2022 based on the achievement of certain relative total shareholder return metrics and will be paid in cash based on the average of the high and low selling prices of our common stock on Nasdaq on such vesting date or common stock, at the election of the Company. Holders of restricted stock units and performance stock units (to the extent earned) may receive the same cash dividends or dividend equivalents as other stockholders owning common stock.
In regard to stock options outstanding as of the January 2016 Special Distribution paid to shareholders, the exercise prices of Messrs. Lawande, Bilolikar and Vallance’s stock options were reduced in accordance with the 2010 Incentive Plan document, so as not to put the executives in a disadvantaged position.

32	2020 Proxy Statement

Grants of Plan-Based Awards in 2019
The following table summarizes all incentive plan awards that were made to the Named Executive Officers during 2019.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sachin S. Lawande
Annual Cash Incentive(1)	—	$135,188	$1,287,500	$2,575,000	—	—	—	—	—	—	—
Stock Options	03/07/2019	—	—	—	—	—	—	—	63,748	$80.97	$1,499,990
Restricted Stock Units	03/07/2019	—	—	—	—	—	—	18,155	—	—	$1,470,010
Performance Stock Units	03/07/2019	—	—	—	2,282	26,085	52,170	—	—	—	$3,000,036
William M. Robertson
Restricted Stock Units	11/01/2019	—	—	—	—	—	—	2,355	—	—	$220,711
Sunil K. Bilolikar
Annual Cash Incentive(1)	—	$27,643	$263,263	$526,526	—	—	—	—	—	—	—
Stock Options	03/07/2019	—	—	—	—	—	—	—	3,878	$80.97	$91,249
Restricted Stock Units	03/07/2019	—	—	—	—	—	—	1,104	—	—	$89,391
Performance Stock Units	03/07/2019	—	—	—	139	1,587	3,174	—	—	—	$182,521
Brett D. Pynnonen
Annual Cash Incentive(1)	—	$30,030	$286,000	$572,000	—	—	—	—	—	—	—
Stock Options	03/07/2019	—	—	—	—	—	—	—	4,675	$80.97	$110,003
Restricted Stock Units	03/07/2019	—	—	—	—	—	—	1,331	—	—	$107,771
Performance Stock Units	03/07/2019	—	—	—	167	1,913	3,826	—	—	—	$220,014
Robert R. Vallance
Annual Cash Incentive(1)	—	$27,633	$263,175	$526,349	—	—	—	—	—	—	—
Stock Options	03/07/2019	—	—	—	—	—	—	—	4,887	$80.97	$114,991
Restricted Stock Units	03/07/2019	—	—	—	—	—	—	1,392	—	—	$112,710
Performance Stock Units	03/07/2019	—	—	—	175	2,000	4,000	—	—	—	$230,020
Christian A. Garcia
Annual Cash Incentive(1)	—	$49,560	$472,000	$944,000	—	—	—	—	—	—	—
Stock Options	03/07/2019	—	—	—	—	—	—	—	17,265	$80.97	$406,245
Restricted Stock Units	03/07/2019	—	—	—	—	—	—	4,917	—	—	$398,129
Performance Stock Units	03/07/2019	—	—	—	618	7,065	14,130	—	—	—	$812,546
(1)
Represents the performance-based cash bonus opportunity under the 2019 annual incentive program, as further described in the “Compensation Discussion and Analysis,” above. The amounts actually paid under this program are set forth in the “Non-Equity Incentive Plan Compensation” column of the above “Summary Compensation Table.”

(2)	Represents performance stock unit grants made under the 2019 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(3)	Represents restricted stock units and stock options granted under the 2019 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(4)
A discussion of assumptions used in calculating grant date fair values in accordance with FASB ASC Topic 718 may be found in Note 17 “Stock Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2019 Form 10-K. The closing price of the Company’s shares on March 7, 2019 was $79.45. The grant date fair value for the PSUs was determined using a Monte Carlo simulation and was based on a price of $115.01 per target unit. The grant date fair value for the RSUs was based on price of $80.97, the average high and low market price of the Company’s stock on the grant date. The grant date fair value for the Options was determined using the Black-Scholes option pricing model and was based on a price of $23.53 per option. The ultimate value of stock-based awards, if any, will depend on the future value of the common stock and the holder’s investment decisions, neither of which can be accurately predicted.

2020 Proxy Statement 33

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table sets forth information on outstanding stock options and stock units held by the Named Executive Officers at December 31, 2019, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option. Outstanding equity awards at December 31, 2019 are as follows (unless otherwise indicated by footnote).
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sachin S. Lawande	06/29/2015	770	—	—	$62.76	06/28/2022	—	—	—	—
	03/04/2016	32,261	—	—	$72.98	03/03/2023	—	—	—	—
	03/03/2017	31,458	15,729	—	$94.77	03/02/2024	—	—	—	—
	03/03/2017	—	—	—	—	—	4,523(4)	$391,647	—	—
	03/03/2017	—	—	—	—	—	—	—	26,429(18)	$2,288,487
	03/01/2018	15,678	31,358	—	$124.34	02/28/2025	—	—	—	—
	03/01/2018	—	—	—	—	—	8,065(5)	$698,348	—	—
	03/01/2018	—	—	—	—	—	—	—	20,134(19)	$1,743,403
	03/07/2019	—	63,748	—	$80.97	03/06/2026	—	—	—	—
	03/07/2019	—	—	—	—	—	18,155(6)	$1,572,041	—	—
	03/07/2019	—	—	—	—	—	—	—	52,170(20)	$4,517,400

William M. Robertson	03/04/2016	1,132	—	—	$72.98	03/03/2023	—	—	—	—
	03/03/2017	1,139	1,139	—	$94.77	03/02/2024	—	—	—	—
	03/03/2017	—	—	—	—	—	—	—	1,723(18)	$149,195
	03/01/2018	—	—	—	—	—	—	—	1,098(19)	$95,076
	11/01/2019	—	—	—	—	—	2,355(7)	$203,919	—	—

Sunil K. Bilolikar	03/05/2015	735	—	—	$59.59	03/04/2022	—	—	—	—
	03/04/2016	2,213	—	—	$72.98	03/03/2023	—	—	—	—
	03/03/2017	2,184	1,092	—	$94.77	03/02/2024	—	—	—	—
	03/03/2017	—	—	—	—	—	314(8)	$27,189	—	—
	03/03/2017	—	—	—	—	—	—	—	1,834(18)	$158,806
	04/20/2017	—	—	—	—	—	5,222(9)	$452,173	—	—
	03/01/2018	952	1,905	—	$124.34	02/28/2025	—	—	—	—
	03/01/2018	—	—	—	—	—	490(10)	$42,429	—	—
	03/01/2018	—	—	—	—	—	—	—	1,223(19)	$105,900
	03/07/2019	—	3,878	—	$80.97	03/06/2026	—	—	—	—
	03/07/2019	—	—	—	—	—	1,104(11)	$95,595	—	—
	03/07/2019	—	—	—	—	—	—	—	3,174(20)	$274,837

Brett D. Pynnonen	03/03/2017	2,491	1,246	—	$94.77	03/02/2024	—	—	—	—
	03/03/2017	—	—	—	—	—	358(12)	$30,999	—	—
	03/03/2017	—	—	—	—	—	—	—	2,091(18)	$181,060
	03/01/2018	1,034	2,070	—	$124.34	02/28/2025	—	—	—	—
	03/01/2018	—	—	—	—	—	1,613(13)	$139,670	—	—
	03/01/2018	—	—	—	—	—	532(14)	$46,066	—	—
	03/01/2018	—	—	—	—	—	—	—	1,329(19)	$115,078

34	2020 Proxy Statement

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Brett D. Pynnonen	03/07/2019	—	4,675	—	$80.97	03/06/2026	—	—	—	—
(continued)	03/07/2019	—	—	—	—	—	1,331(15)	$115,251	—	—
	03/07/2019	—	—	—	—	—	—	—	3,826(20)	$331,293

Robert R. Vallance	03/05/2015	716	—	—	$59.59	03/04/2022	—	—	—	—
	03/04/2016	2,212	—	—	$72.98	03/03/2023	—	—	—	—
	01/11/2017	—	—	—	—	—	10,339(16)	$895,254	—	—
	03/03/2017	2,183	1,092	—	$94.77	03/02/2024	—	—	—	—
	03/03/2017	—	—	—	—	—	314(8)	$27,189	—	—
	03/03/2017	—	—	—	—	—	—	—	1,834(18)	$158,806
	03/01/2018	952	1,904	—	$124.34	02/28/2025	—	—	—	—
	03/01/2018	—	—	—	—	—	490(10)	$42,429	—	—
	03/01/2018	—	—	—	—	—	—	—	1,222(19)	$105,813
	03/07/2019	—	4,887	—	$80.97	03/06/2026	—	—	—	—
	03/07/2019	—	—	—	—	—	1,392(17)	$120,533	—	—
	03/07/2019	—	—	—	—	—	—	—	4,000(20)	$346,360

Christian A. Garcia	10/01/2016	4,047	—	—	$71.37	01/29/2020	—	—	—	—
	03/03/2017	9,437	—	—	$94.77	01/29/2020	—	—	—	—
	03/01/2018	4,239	—	—	$124.34	01/29/2020	—	—	—	—
(1)	Stock options vest in one-third increments annually from date of grant.
(2)	For options granted on March 5 and June 29, 2015, the exercise price shown reflects the reduction which resulted from the January 2016 Special Distribution.
(3)
The market value of unvested restricted stock units and performance stock units was determined using a per share price of $86.59, the closing price of our common stock as reported on The Nasdaq Global Select Market as of December 31, 2019.

(4)	4,523 restricted stock units that vest on March 3, 2020.
(5)	4,032 restricted stock units that vest on March 1, 2020 and 4,033 units that vest on March 1, 2021.
(6)	6,051 restricted stock units that vest on March 7, 2020 and 6,052 units that vest on each of March 7, 2021 and 2022.
(7)	2,355 restricted stock units that vest on November 1, 2020.
(8)	314 restricted stock units that vest on March 3, 2020.
(9)	5,222 restricted stock units that vest on April 20, 2021.
(10)	245 restricted stock units that vest on each of March 1, 2020 and 2021.
(11)	368 restricted stock units that vest on each of March 7, 2020, 2021 and 2022.
(12)	358 restricted stock units that vest on March 3, 2020.
(13)	1,613 restricted stock units that vest on March 1, 2022.
(14)	266 restricted stock units that vest on each of March 1, 2020 and 2021.
(15)	443 restricted stock units that vest on March 7, 2020 and 444 units that vest on each of March 7, 2021 and 2022.
(16)	10,339 restricted stock units that vest on January 11, 2021.
(17)	464 restricted stock units that vest on each of March 7, 2020, 2021 and 2022.
(18)
PSUs granted in 2017 with a performance period which concluded on December 31, 2019 and vesting which occurred on January 31, 2020 as adjusted for the actual aggregate relative TSR performance achieved of 117%, certified by the Committee on January 28, 2020.

(19)	PSUs granted in 2018 with a performance period which concludes on December 31, 2020 and vesting on January 31, 2021 as adjusted to 88% relative TSR performance.
(20)	PSUs granted in 2019 with a performance period which concludes on December 31, 2021 and vesting on January 31, 2022 as adjusted for maximum (200%) relative TSR performance.

2020 Proxy Statement 35

Option Exercises and Stock Vested in 2019
The following table sets forth information regarding the exercising of vested stock options and the vesting of restricted and/or performance stock units during 2019 for each of the Named Executive Officers on an aggregated basis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Sachin S. Lawande	—	$—	46,293	$3,857,850
William M. Robertson	—	$—	3,369	$275,438
Sunil K. Bilolikar	—	$—	3,073	$256,057
Brett D. Pynnonen	2,951	$58,612	2,854	$234,139
Robert R. Vallance	—	$—	3,073	$256,057
Christian A. Garcia	—	$—	15,243	$1,266,351
(1)
These values were determined by using the market value of our common stock on Nasdaq at the time of exercise less the option exercise price, without regard to cash or shares withheld for income tax purposes.

(2)	These values were determined by using the average of the high and low prices of our common stock on Nasdaq on such vesting dates, without regard to cash or shares withheld for income tax purposes.
Retirement Benefits
Pension Benefits for 2019
The following table sets forth the actuarial present value of Messrs. Robertson and Bilolikar’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2019. The table also reports any pension benefits paid to each Named Executive Officer during the year. Messrs. Lawande, Pynnonen, Vallance and Garcia are not entitled to defined benefits as they joined the Company after the defined benefit plans were frozen as described below.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
William M. Robertson	Visteon Pension Plan	21.5	$736,277	$—
	Pension Parity Plan	21.5	$18,578	$—
	Supplemental Executive Retirement Plan	21.5	$333,649	$—
Sunil K. Bilolikar	Visteon Pension Plan	17.0	$603,278	$—
	Pension Parity Plan	17.0	$65,258	$—
	Supplemental Executive Retirement Plan	17.0	$487,109	$—
(1)
The present value of the accumulated benefits was determined using the discount rate, mortality assumptions, interest crediting rate and measurement date (December 31, 2019) used by the Company for financial reporting purposes as further described in Note 14 “Employee Benefit Plans” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2019 Form 10-K. The benefits were assumed to be payable at normal retirement ages or such earlier ages at which the executives could commence an unreduced retirement benefit. The present value of Messrs. Robertson and Bilolikar’s pension benefits assuming an early retirement as of December 31, 2019 is approximately $1,330,000 and $1,369,000, respectively.

The Company froze compensation and service in its defined benefit pension plan for U.S. employees effective December 31, 2011. The frozen plan, the Visteon Pension Plan (the “Qualified Pension Plan”), is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). Visteon provides additional pension benefits to its U.S. executives under the following nonqualified supplemental pension arrangements: the 2010 Supplemental Executive Retirement Plan (“SERP”); and the 2010 Pension Parity Plan (“Pension Parity Plan”). The defined benefit component of the SERP and the Pension Parity Plan were also frozen on December 31, 2011.
In order to reduce the costs and volatility of these benefits to permit the Company to compete on a global basis, Visteon has made a number of modifications to its retirement programs over time. As a result, participation in these plans, and certain features of the plans, depend on when each executive was hired by the Company.

36	2020 Proxy Statement

Qualified Pension Plan
The non-contributory feature of the Qualified Pension Plan provides a monthly benefit, payable in the form of a life annuity, equal to a flat rate (fixed dollar rate) times years of employment prior to July 1, 2006. The highest flat rate in effect on June 30, 2006 was $47.45. Prior to July 1, 2006, following three months of employment, a participant could elect to be covered by the contributory feature of the plan and receive a contributory benefit in lieu of the non-contributory benefit. The contributory benefit, payable in the form of a life annuity, is equal to 1.5% of Final Average Monthly Salary times years of employment (prior to July 1, 2006) while a contributory participant plus 0.4% of Final Average Monthly Salary in excess of the Social Security Breakpoint times years of employment (prior to July 1, 2006, not to exceed 35 years) while a contributory participant. Final Average Monthly Salary is the highest average monthly salary paid as of any five consecutive December 31 dates during the last 120 consecutive months prior to January 1, 2012 while a contributory participant. Normal retirement is age 65 and portions of early retirement benefits are available at age 62 unreduced for age. Early retirement benefits are available as early as age 55 with 10 years of service or at any age with 30 years of service with portions reduced from age 62. Messrs. Robertson and Bilolikar are currently eligible for early retirement benefits. If the employee was contributing to the plan as of June 30, 2006, future December 31 base pay amounts continue to be recognized for purposes of determining the Final Average Monthly Salary through December 31, 2011. Effective July 1, 2006, salaried employees accrue monthly cash balance benefits under the pension plan. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits through December 31, 2011 and interest credits based on the 30-year Treasury bond rate which continue until commencement of benefit payments. The cash balance vesting requirement for service after January 1, 2008 is three years. At retirement, the vested account balance is payable as a lump sum or converted into a monthly benefit payable in the form of a life annuity. The benefit payable from the cash balance feature is reduced for early commencement if payment begins before age 65. Effective January 1, 2013, participants may elect to receive the entire value of the Qualified Pension Plan benefit as a lump sum.
Nonqualified Pension Plans
Since the Qualified Pension Plan is a qualified plan, it is subject to the rules of the Code. The Code limits the amount of benefits that may be paid by a qualified plan and it limits the amount of salary that may be recognized in computing plan benefits. The maximum accrued benefit for 2019 is $225,000 and the maximum annual salary the plan may recognize for 2011, the year the plan was frozen is $245,000. The Pension Parity Plan, an unfunded, nonqualified pension plan, restores any benefits lost due to the limitations on benefits and compensation imposed by the Code. The changes to the Qualified Pension Plan that took effect on July 1, 2006 and December 31, 2011 also apply to the Pension Parity Plan.
For eligible executives hired prior to January 1, 2002, the SERP, a nonqualified, unfunded pension benefit, provides an additional monthly benefit, calculated in the form of a life annuity, equal to the participant’s Final Average Monthly Salary (without regard to the Code compensation limit) times years of employment times a percentage determined by job classification at retirement. The percentages range between 0.20% and 0.90%. Credited service earned under this formula ceased to accrue under the SERP as of June 30, 2006. Effective as of July 1, 2006 through December 31, 2011, eligible executives participate in the “BalancePlus SERP” feature of the SERP. The BalancePlus SERP provides an additional monthly benefit based upon a hypothetical account balance that is in excess of the amount calculated under the Qualified Pension Plan BalancePlus Program and the Pension Parity Plan. The account balance from the BalancePlus SERP before offset is calculated under the formulas in the BalancePlus Program with the following modifications: 1) Annual Salary is calculated without regard to the Code compensation limit; 2) Final Average Monthly Salary is increased by the average of the three highest consecutive Annual Incentive amounts; and 3) a 15% benefit multiplier is used under the Pension Equity formula in lieu of the 12.5% benefit multiplier. The Pension Equity account under the BalancePlus SERP has its own early retirement reduction factors, which are applied at early retirement before offsetting the amount calculated under the BalancePlus Program and the Pension Parity Plan. Unlike the Qualified and Pension Parity Plans, the service under the Pension Equity formula was not frozen in 2006, but continued to be recognized through December 31, 2011.
Defined Contribution Qualified Plan — All NEOs
The Named Executive Officers, as well as most U.S. salaried employees, are also entitled to participate in the Visteon Investment Plan (Visteon’s 401(k) investment and savings plan). The amounts that may be deferred are limited by the Code. From January 1, 2012, the Company matched employee contributions of up to 6% of pay at a rate of 100% of the employee’s eligible contributions. Amounts deferred for each Named Executive Officer are reflected in the “Salary” column of the above “Summary Compensation Table.”

2020 Proxy Statement 37

Nonqualified Defined Contribution Plans (Savings Parity and Amended SERP) — All NEOs
Effective January 1, 2012, the Company adopted a new Savings Parity Plan that restores company matching contributions under the Visteon Investment Plan lost due to Code limitations, and amended the SERP to provide benefits through a defined contribution approach: eligible employees will receive credits equal to 6%, 9%, or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. The account balances in both the Savings Parity Plan and the amended SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.
Nonqualified Deferred Compensation for 2019
The following table provides information about the nonqualified defined contribution deferred compensation plans in which our NEOs participate, subject to the terms of such plans. Our NEOs participate during their tenure in the Savings Parity Plan and the Defined Contribution SERP (“DC SERP”) Plan, both of which became effective on January 1, 2012. The Savings Parity Plan restores company matching contributions under the Visteon Investment Plan, Visteon’s investment and savings plan, lost due to IRS Code limitations. The DC SERP plan provides benefits through a defined contribution approach where eligible employees receive credits equal to 6%, 9% or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. Account balances in both the Savings Parity Plan and DC SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sachin S. Lawande
Savings Parity Plan(1)	$—	$62,922	$69,646	$—	$512,342
DC SERP(2)	$—	$192,661	$268,137	$—	$1,620,513
William M. Robertson
Savings Parity Plan(1)	$—	$480	$44,118	$—	$187,801
DC SERP(2)	$—	$11,880	$77,247	$—	$356,964
Sunil K. Bilolikar
Savings Parity Plan(1)	$—	$11,166	$36,323	$—	$242,824
DC SERP(2)	$—	$41,949	$83,207	$—	$515,509
Brett D. Pynnonen
Savings Parity Plan(1)	$—	$13,581	$10,875	$—	$84,229
DC SERP(2)	$—	$45,572	$38,412	$—	$234,813
Robert R. Vallance
Savings Parity Plan(1)	$—	$11,156	$26,263	$—	$132,767
DC SERP(2)	$—	$41,935	$54,329	$—	$227,047
Christian A. Garcia
Savings Parity Plan(1)	$—	$—	$12,435	$—	$94,244
DC SERP(2)	$—	$54,105	$44,556	$—	$280,513
(1)
The Savings Parity Plan was adopted effective January 1, 2012. The Company contributions noted in this Table represent accrued contributions to be credited to each participant’s account for the fiscal year reported in this Proxy as well as well as the aggregate earnings and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2019.

(2)
The Defined Contribution SERP (“DC SERP”) was adopted effective January 1, 2012. This Table reflects Company contributions, aggregate earnings, aggregate gains/losses, and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2019.

(3)	These amounts are included in the All Other Compensation column of the Summary Compensation Table.

38	2020 Proxy Statement

Potential Payments Upon Termination
Set forth below are estimated accelerated payments and benefits that would have been provided to the Named Executive Officers remaining employed by the Company at the end of 2019 upon their hypothetical termination of employment (or that would have been accelerated upon a change in control) under specified circumstances as provided in the relevant agreements and plans, assuming that the relevant triggering event occurred at December 31, 2019 and based on the Company’s closing common stock price as of December 31, 2019. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to those Named Executive Officers, which amounts would only be known at the time that they become eligible for payment and would only be payable if any of the triggering events were to occur under the terms of the relevant agreements. Accrued amounts (other than the accelerated vesting of retirement benefits noted below) under the Company’s pension and defined contribution plans are not included in this table.
Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason)	Change in Control	Qualifying Termination after Change in Control
Sachin S. Lawande
• Severance Payments	$3,476,250	N/A	$4,635,000
• Accelerated Stock Option Vesting(1)	$—	$—	$358,264
• Accelerated Stock/Unit Awards Vesting(2)	$6,786,114	$—	$10,950,122
• Deferred Compensation(3)	$—	$—	$2,132,855
• Continuation of Health & Welfare Benefits(4)	$22,961	N/A	$27,318
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$10,335,325	$—	$18,153,559
William M. Robertson
• Severance Payments(6)	$—	N/A	$—
• Accelerated Stock Option Vesting(1)	$—	$—	$—
• Accelerated Stock/Unit Awards Vesting(6)	$203,919	$—	$433,922
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$—	N/A	$2,284
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$253,919	$—	$486,206
Sunil K. Bilolikar(7)
• Severance Payments	$1,002,425	N/A	$1,002,425
• Accelerated Stock Option Vesting(1)	$—	$—	$21,794
• Accelerated Stock/Unit Awards Vesting(8)	$739,133	$—	$1,141,080
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$22,961	N/A	$24,675
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$1,814,519	$—	$2,239,974
Brett D. Pynnonen
• Severance Payments	$1,089,000	N/A	$1,089,000
• Accelerated Stock Option Vesting(1)	$—	$—	$26,274
• Accelerated Stock/Unit Awards Vesting(8)	$565,312	$—	$942,169
• Deferred Compensation(3)	$—	$—	$319,042
• Continuation of Health & Welfare Benefits(4)	$—	N/A	$1,861
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$1,704,312	$—	$2,428,346

2020 Proxy Statement 39

Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason)	Change in Control	Qualifying Termination after Change in Control
Robert R. Vallance
• Severance Payments	$1,002,088	N/A	$1,002,088
• Accelerated Stock Option Vesting(1)	$—	$—	$27,465
• Accelerated Stock/Unit Awards Vesting(8)	$1,141,545	$—	$1,680,569
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$22,961	N/A	$24,674
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$2,216,594	$—	$2,784,796
(1)
Vesting for all unvested stock options would be accelerated in the event of a change in control followed by a qualifying termination, as defined by the terms and conditions of the relevant awards; the amount included in the table above is the excess of the market price of Visteon common stock as of December 31, 2019 over the exercise prices of the unvested stock options.

(2)
Mr. Lawande’s RSU and PSU awards are prorated based on service under an involuntary termination without cause or for Good Reason and fully vest under a qualifying termination after a change in control. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2019 and for PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.

(3)	Represents the unvested values as of December 31, 2019 payable under each scenario for the participant’s accounts in the DC SERP and Savings Parity Plan, nonqualified deferred compensation plans.
(4)	The estimated cost of continuing health and welfare benefits is based on current insurance premiums.
(5)
The amount of covered or reimbursed services was assumed to be the maximum amount allowable under change in control agreements and the severance plan, as described further below. The amounts to be reimbursed will be only for those expenses actually incurred by the executive, and may be significantly less than the amount presented in the table.

(6)
Mr. Robertson previously retired from Visteon and rejoined in November 2019 as interim CFO and served in this role through February 2020. In the event of an involuntary termination without cause or change in control with qualifying event, he would not receive any severance payment and the RSUs granted to him in November 2019 would fully vest. At his retirement in June 2019, the RSUs granted to him previously were prorated based on his retirement date and were distributed, while PSUs were prorated and are deferred pending the completion of the performance periods under each of the grants. Therefore value of PSUs are not included in the involuntary termination without cause scenario but are included in the change in control with qualifying event as the PSU distribution would be accelerated. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2019 and for the PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.

(7)	Mr. Bilolikar’s employment with the Company was terminated effective March 13, 2020 and he will receive the involuntary termination benefits described above.
(8)
Messrs. Bilolikar, Pynnonen and Vallance’s RSU and PSU awards are prorated based on service under an involuntary termination without cause and fully vest under a qualifying termination after a change in control as defined under the terms and conditions of the relevant awards. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2019 and for the PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.

Potential Payments Upon Change in Control
The 2010 Incentive Plan was amended in June 2015 to change the default on acceleration of awards under the plan upon a change in control from a “single-trigger” to a “double-trigger.” Thus, awards under the amended plan will be accelerated upon a change in control (without a subsequent termination of employment) only if the awards are not assumed, converted or replaced by the acquirer or continuing entity.
Change in Control followed by Qualifying Termination
The Company has entered into change in control agreements with all of its Named Executive Officers, except Mr. Lawande. Mr. Lawande’s employment agreement includes similar change in control provisions. These agreements provide for certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the Named Executive Officers, a qualifying termination includes a termination of the executive’s employment without cause or a resignation for good reason (as defined by the agreements), in each case, within two years after the change in control. The benefits are designed to retain and motivate employees during the uncertain process that precedes a change in control transaction.

40	2020 Proxy Statement

Subject to the terms of the applicable agreements and plans, the Named Executive Officers are entitled to the following benefits pursuant to the change in control or employment agreements so long as the executive signs an acceptable release of claims:
•
the payment of any unpaid salary or incentive compensation, together with all other compensation and benefits payable to the executive under the terms of the Company’s compensation and benefits plans, earned through the date of termination;

•	a severance payment in the amount of one and a half times (other than Mr. Lawande, which is two times) base salary plus the executive’s target annual bonus;
•	the continuation for 18 months following termination of life, accident and health insurance benefits for the executive and his or her dependents;
•
all contingent annual bonus awards under the 2010 Incentive Plan (or other plans) for periods that have not been completed become payable on a pro-rated basis assuming the achievement at target levels of any individual or corporate performance goals;

•
the benefits then accrued by or payable to the executive under the SERP, the Pension Parity Plan and the Savings Parity Plan, as applicable, or any other nonqualified plan providing supplemental retirement or deferred compensation benefits, become fully vested; and

•	reimbursement for the cost of outplacement services for up to 12 months following termination, not to exceed $50,000;
In addition to any other benefits described above or set forth in an award agreement at the time of the award, the 2010 Incentive Plan, as Amended, provides for the following benefits upon a change in control followed by a qualifying termination of employment within 24 months following such change in control when such awards have been assumed, converted or replaced by the acquirer or other continuing entity:
•
plan awards will become immediately fully vested if the holder’s employment is terminated without cause or for good reason (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control; or

•
for plan awards that relate to performance periods that have not been completed as of the date of the change in control and that are not then vested, the awards will become immediately vested to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited) if the holder’s employment is terminated without cause or for good reason (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control.

Change in control payments for the Named Executive Officers are not grossed up for the payment of any section 4999 excise taxes. However, if such payments would be subject to section 4999 excise taxes, the applicable payments will be reduced to the extent necessary so that no portion of the total payments is subject to excise tax, but only if the net amount of such reduced payments is not less than the net amount of the total payments without such reduction.
“Good Reason” under the change in control agreements includes the following:
•	a negative material alteration is made in the executive’s duties and responsibilities;
•	the executive’s annual base salary is decreased (except for certain across-the-board reductions);
•	the executive is required to relocate his or her residence or principal office location by more than 50 miles;
•	the executive’s incentive compensation or other benefits are decreased by ten percent or more (except for certain across-the-board reductions); or
•	the executive is not paid any portion of his or her then current compensation or an installment under any deferred compensation program.
“Good Reason” under Mr. Lawande’s amended employment agreement shall mean the occurrence of any of the following events, without the express written consent of Mr. Lawande:
•
the Company’s assignment of duties (including titles and reporting relationships) inconsistent in any material respect with the duties or responsibilities as contemplated by Mr. Lawande’s employment agreement, any failure to re-nominate Mr. Lawande for election by the Company’s stockholders as a member of the Board, or any other action by the Company that results in a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities (provided that any sale or other disposition of

2020 Proxy Statement 41

assets by the Company shall not, in and of itself, constitute a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities; and provided, further, that a reduction in authority, duties or responsibilities resulting solely from the Company ceasing to be a publicly traded entity shall not constitute Good Reason hereunder); or
•	the Company’s material breach of any provision of Mr. Lawande’s employment agreement.
Each executive agrees to comply with confidentiality, non-disparagement and non-competition covenants during the term of the agreement and for a period thereafter. In addition, in the event of a potential change of control, as defined in the change in control agreements, each executive other than Mr. Lawande agrees not to voluntarily terminate his or her employment, except for retirement or good reason, until the earlier of six months after such potential change of control or the occurrence of a change in control.
A “change in control” will be deemed to have occurred under the change in control agreements and Mr. Lawande’s amended employment agreement as of the first day any one or more of the following is satisfied:
(A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions as described in the agreements);
(B) within any 12-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);
(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities; or
(D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
However, a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Voluntary Termination without “Good Reason” or Involuntary Termination for “Cause”
An executive who voluntarily resigns without good reason or whose employment is terminated by the Company for cause (each as defined in the Change in Control Agreements, Terms and Conditions of Stock Grants and the individual employment agreement applicable to Mr. Lawande) will be entitled to receive unpaid salary and benefits, if any, he has accrued through the effective date of his termination, and the executive will forfeit any outstanding, unvested equity-based awards.

42	2020 Proxy Statement

Involuntary Termination without “Cause” (all NEOs except Mr. Robertson) or Voluntary Termination for “Good Reason” (Mr. Lawande only)
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), and subject to the terms of the Plan described below, all officers elected by the Board of Directors are entitled to severance benefits under the 2010 Visteon Executive Severance Plan as amended. For the NEOs that qualify for any benefits, these severance benefits include a cash payment equal to 150% of the sum of one year of base salary plus their target annual incentive opportunity, a pro-rated annual incentive bonus for the fiscal year during which the termination occurs (based on actual Company performance during the period), the reimbursement of medical coverage premiums under COBRA for eighteen months following termination, and the provision of outplacement services for up to twelve months (not to exceed $50,000). However, if the eligible executive does not execute an acceptable release and waiver of claims, such executive will only be entitled to a cash payment equal to four weeks of base salary. The severance plan permits executives to receive both the severance benefits under the plan and, if eligible, the retirement benefits described above. For Mr. Lawande, the severance benefits provided under his amended employment agreement (as further described above under “Employment Agreement with Mr. Lawande”) apply in lieu of benefits under the severance plan during the term of such employment agreement.
The 2010 Incentive Plan does not accelerate any of the outstanding awards held by executives who are involuntarily terminated. However, the terms and conditions applicable to certain equity awards provide as follows:
•
the outstanding RSUs will vest on a pro rata basis if the holder’s employment is involuntary terminated generally without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date; and

•
the outstanding PSUs will not be forfeited and will vest on the scheduled vesting date on a pro rata basis if the holder’s employment is involuntary terminated without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date (and the termination is either before any change in control or more than 24 months after any change in control, as defined in the applicable terms and conditions).

Termination Upon Retirement, Death or Disability
Following termination of executive’s employment for disability, the executive will receive all compensation payable under the Company’s disability and medical plans and insurance policies, which are available generally to the Company’s salaried employees. A termination upon the retirement, death or disability of a Named Executive Officer is generally treated the same as an involuntary termination with respect to the outstanding RSUs and PSUs. In addition, pursuant to Mr. Lawande’s employment agreement, he is entitled upon death or disability to any contingent annual bonus awards under the 2010 Incentive Plan (or other plans) for periods that have not been completed on a pro-rated basis based on actual achievement of any individual or corporate performance goals.
In addition to the payments and benefits described above, the Organization and Compensation Committee of the Board may authorize additional payments when it separates a Named Executive Officer. The Company might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, nondisparagement, cooperation with litigation, noncompetition and nonsolicitation agreements, as determined by the Company.

2020 Proxy Statement 43

CEO Pay Ratio
The 2019 annual total compensation of the Company’s CEO was $8,008,145. The 2019 annual total compensation of the median employee identified in 2017 (excluding the CEO) was $16,068; this employee is located in India. The ratio between the two amounts is 498:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934. There have been no significant changes in our workforce population or compensation arrangements since 2017 that would impact the methodology that was used to determine the median employee in 2017, and the Company has elected to use the same median employee identified in 2017.
As permitted by SEC rules, to identify our median employee, we selected November 30, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner. As of that date, the Company and its consolidated subsidiaries employed 9,831 employees in 21 countries. All full-time, part-time and temporary hourly and salaried employees of Visteon and its consolidated subsidiaries were included.
In order to identify the median employee, the Company applied a consistent definition of fixed cash compensation, which for hourly employees included their hourly rate and a reasonable estimate of hours worked. This definition of compensation was chosen because we believe it is a compensation measure that can be applied consistently across the globe. The compensation for any permanent employee who was hired after January 1, 2017, was annualized for 2017. We did not use any statistical sampling, cost-of-living adjustments or exclusions for purposes of this pay ratio disclosure.
Because the SEC rules for identifying the median of the annual total compensation of all our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as those companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

44	2020 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee is composed of three directors, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines, and operates under a written charter adopted by the Board of Directors. During 2019, the Audit Committee held six meetings. Visteon management has the primary responsibility for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm also expresses an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current external auditor, and regarding the mandated rotation, has had direct involvement in the selection process for the lead engagement partner for the Company’s audit. Ernst & Young LLP has served as Visteon’s external auditor since 2012. The Audit Committee believes that the choice of Ernst & Young LLP to serve as external auditor is in the best interests of the Company and its shareholders.
During the year, the Audit Committee met and held discussions with Visteon management and Ernst & Young LLP, the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee reviewed and discussed with Visteon management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.
Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP the firm’s independence and considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee concluded that the independence of Ernst & Young LLP from Visteon and management is not compromised by the provision of such non-audit services.
Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and filed with the SEC.
Audit Committee
Robert J. Manzo (Chairman)
Naomi M. Bergman
David L. Treadwell
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

2020 Proxy Statement 45

Audit Fees
The Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm for each fiscal year. During the years ended December 31, 2019 and December 31, 2018, Ernst & Young LLP was engaged principally to perform the annual audit of the Company’s consolidated financial statements and internal control over financial reporting and to provide other services. Fees paid to Ernst & Young LLP for 2019 and 2018 are listed in the following table:
Year Ended December 31	Audit Services Fees	Audit Related Fees	Tax Fees	All Other Fees
2019	$4,000,000	$5,000	$1,500,000	$—
2018	$4,200,000	$100,000	$1,100,000	$—
Audit services fees include fees for services performed to comply with Sarbanes-Oxley Section 404 and Generally Accepted Auditing Standards (“GAAS”) as adopted by the Public Company Accounting Oversight Board and approved by the SEC, including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related reserves, and consents, assistance, and review of documents filed with the SEC.
Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, audit services performed related to business divestitures and benefit/pension plans.
Tax fees primarily represent fees for tax compliance, tax advice, tax planning and assistance with taxing authority examinations.
Audit Committee Pre-approval Policies and Procedures
The Audit Committee has adopted procedures for its annual review and pre-approval of all audit and permitted non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by its independent registered public accounting firm that are not encompassed by the Audit Committee’s annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the approval authority, on a case-by-case basis, for services outside of or in excess of the Audit Committee’s aggregate pre-approved levels and not prohibited by law. In order to monitor services rendered and actual fees paid and commitments to be paid to the independent registered public accounting firm, the Chairman, or designee, shall report any such decisions to the Audit Committee at its next regular meeting.
ITEM 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of Ernst & Young LLP by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2020. Ernst & Young LLP served in such capacity for fiscal year 2019.
Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to Ernst & Young LLP, see “Audit Fees” above.
The Board of Directors Recommends that You Vote FOR the Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020.

46	2020 Proxy Statement

ITEM 3. PROVIDE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this proxy statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and the Organization and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Organization and Compensation Committee will carefully review when evaluating our executive compensation program.
Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2020 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.
The Board of Directors Recommends that You Vote FOR the Approval of Executive Compensation set forth in this proxy statement.
ITEM 4. APPROVAL OF THE 2020 INCENTIVE PLAN
We are asking stockholders to approve the Visteon Corporation 2020 Incentive Plan (“2020 Incentive Plan”) to serve as the successor to the 2010 Incentive Plan, as amended (the “Prior Plan”), which is the only existing equity plan of the Company. The Prior Plan terminates on October 1, 2020.
The Board of Directors adopted the 2020 Incentive Plan on April 16, 2020, subject to stockholder approval. The Board of Directors believes that it is advisable and in the best interests of the Company and the stockholders to adopt the 2020 Incentive Plan in order to enable the Company to continue offering meaningful equity-based incentives to eligible directors, officers, employees, consultants and advisors. The purpose of the 2020 Incentive Plan is to provide a means by which the Company and its affiliates may attract and retain key personnel, whereby directors, officers, employees, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including equity-based incentive compensation, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders. If approved by stockholders at the 2020 Annual Meeting, the 2020 Incentive Plan will be effective upon such approval (the “Effective Date”). If the 2020 Incentive Plan is approved, the 2020 Incentive Plan will replace the Prior Plan, and no further awards will be granted under the Prior Plan. However, each outstanding award under the Prior Plan will remain outstanding and will continue to be governed under its terms and any applicable award agreement.

2020 Proxy Statement 47

If the 2020 Incentive Plan is not approved by stockholders, the Prior Plan will remain in effect as it existed immediately prior to the 2020 Annual Meeting, and awards may continue to be made thereunder until the Prior Plan terminates or is superseded.
The 2020 Incentive Plan incorporates certain governance best practices, including:
✔	Minimum vesting period of one year from the date of grant for all equity-based awards, except under certain limited circumstances and with permitted exceptions as discussed below.
✔	No “liberal share recycling” of any awards.
✔	No dividends or dividend equivalent payments with respect to unvested awards.
✔
Minimum 100% fair market value exercise price as of the date of grant for options and stock appreciation rights, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company.

✔	No “liberal” change in control definition.
✔
No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without shareholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

✔	No excise tax gross-ups or award reloads.
The following summary of the material features of the 2020 Incentive Plan is qualified in its entirety by reference to Appendix C, which contains the complete text of the Plan.
Summary of the 2020 Incentive Plan
Administration
The 2020 Incentive Plan will be administered by the Organization and Compensation Committee of the Board (the “Committee”). The Committee will have the authority to determine the terms and conditions of any applicable award agreements and to establish, amend, suspend or waive any rules and regulations relating to the 2020 Incentive Plan. The Committee will have full discretion to administer and interpret the 2020 Incentive Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility
Any of our employees, directors, officers, consultants or advisors and those of our affiliates will be eligible for awards under the 2020 Incentive Plan. The Committee has the sole authority to determine who will be granted an award under the 2020 Incentive Plan. As of April 1, 2020, approximately 11,000 employees (including eight executive officers), and nine non-employee directors would be eligible for awards under the 2020 Incentive Plan. It is presently contemplated (and has been the Committee’s practice in the past) that annual grants of share based awards would be made primarily to the non-employee directors and senior and middle managers of the Company, including the executive officers, which currently includes approximately 140 employees. It is not the Committee’s practice to grant awards to consultants or advisors; however, they are eligible under the proposed 2020 Incentive Plan. Because our executive officers, as employees of the Company, and non-employee directors are eligible to receive awards under the 2020 Incentive Plan, they may be deemed to have a personal interest in the approval of this Proposal 4.
Number of Shares Authorized
A total of 1,535,000 shares of our common stock may be issued under the 2020 Incentive Plan, less one share for every one share granted under the Prior Plan after December 31, 2019. If any award granted under the 2020 Incentive Plan or under the Prior Plan expires, terminates, is canceled or is forfeited without being settled or exercised, or if an award is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will be made available for future grant under the 2020 Incentive Plan. If any shares are surrendered or tendered to pay the exercise price of an option, or to satisfy withholding taxes owed with respect to any award, or if any shares subject to a stock appreciation right are not issued in connection with its stock settlement on exercise thereof, or if any shares are reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, such shares will not again be available for grant under the 2020 Incentive Plan.
As of the record date, April 9, 2020, the market value of one share of our common stock that could be issued under the 2020 Incentive Plan is $51.16.

48	2020 Proxy Statement

Equity Award Granting Practices, Share Usage, Overhang and Expected Duration
In setting and recommending to stockholders the increase in the number of shares authorized, the Committee and the Board considered historic share usage rate as reflected in the table below. The three-year average share usage rate of 0.92% is lower than the industry thresholds established by certain major proxy advisory firms and institutional investors. The following table sets forth information regarding the share usage for each of the last three fiscal years under all awards reported in our Form 10-Ks for such fiscal years.
	2019	2018	2017	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	106,000	78,000	86,000
Stock-Settled Time-Vested Restricted Shares/Units Granted*	141,000	70,000	99,000
Stock-Settled Performance-Based Shares/Units Granted	71,000	87,000	78,000
Weighted-Average Basic Common Shares Outstanding	28,100,000	29,500,000	31,600,000
Share Usage Rate	1.13%	0.80%	0.83%	0.92%
*
With respect to restricted shares/units in the table above, the figures exclude non-employee director units granted during the foregoing 3-year period as follows: 27,000 shares in 2019, 10,000 shares in 2018 and 16,000 shares in 2017.

The following table sets forth certain information as of December 31, 2019, unless otherwise noted, with respect to the Company’s equity compensation plans:
Stock Options/SARs Outstanding	290,000
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$93.03
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	4.89 years
Total Stock-Settled Full-Value Awards Outstanding	468,000
Proposed share reserve under the 2020 Incentive Plan*	1,535,000
Basic common shares outstanding as of the record date (April 9, 2020)	27,824,952
*
The proposed share reserve is subject to reduction for any awards granted under the Prior Plan after December 31, 2019. Upon stockholder approval of the 2020 Incentive Plan, no further awards will be made under the Prior Plan.

We carefully monitor the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our historical and expected future usage were taken into account when we determined the number of shares to be reserved for issuance under the 2020 Incentive Plan. If this Proposal 4 is approved by our stockholders, we expect the share reserve under the 2020 Incentive Plan to last us for approximately 5 years based upon our historical three-year average burn rate. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity; the rate at which shares are returned to the 2020 Incentive Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. The potential total fully-diluted overhang to our shareholders resulting from the proposed 2020 Incentive Plan as of December 31, 2019, assuming that the entire share reserve is granted in stock options, SARs, or full-value awards, would be approximately 8.2%, which we consider reasonable and necessary to realize the intended purposes of the 2020 Incentive Plan and our compensation programs and philosophy.
Limitations on Awards
Subject to adjustment provisions, the maximum grant date fair value of equity awards that may be awarded to a non-employee director under the 2020 Incentive Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director in respect of his or her services as a non-employee director during such fiscal year, is $500,000 (calculating the value of any such equity awards based on the grant date fair market value for financial accounting purposes); provided that our Board of Directors may make exceptions for a non-executive Chairman of the Board who does not participate in the decision to award such compensation, and for special projects and ad hoc committee appointments deemed appropriate by the board from time to time.

2020 Proxy Statement 49

The maximum aggregate number of shares of our common stock subject to incentive stock options that can be granted under the 2020 Incentive Plan to all employees over the term of the 2020 Incentive Plan is equal to 1,535,000 shares and the maximum number of shares subject to awards to any employee or key advisor in any calendar year shall not exceed 1 million shares of common stock in the aggregate.
Adjustments
If there is any change in our corporate capitalization, the Committee in its sole discretion shall make substitutions or adjustments to the number of shares reserved for issuance under the 2020 Incentive Plan, the number of shares covered by awards then-outstanding under the 2020 Incentive Plan, the limitations on awards under the 2020 Incentive Plan, and/or the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be equitable.
Term of Plan
The 2020 Incentive Plan will have a term of ten years from the Effective Date, and no awards may be granted after that date.
Awards Available for Grant
The Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.
Restricted Stock
The Committee will be authorized to award restricted stock under the 2020 Incentive Plan. Awards of restricted stock will be subject to the terms and conditions established by the Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Committee for a specified period. If any dividends in respect of restricted stock have been withheld by the Company during the restricted period, those dividends will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited.
Restricted Stock Unit Awards
The Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Committee. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. If a restricted stock unit award agreement so provides, the restricted stock unit award will be credited with dividend equivalents in respect of the common stock underlying the restricted stock units. Any such dividend equivalents will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited.
Options
The Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2020 Incentive Plan will be subject to the terms and conditions established by the Committee. Under the terms of the 2020 Incentive Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2020 Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2020 Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), or through a “net exercise,” or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine to be appropriate.

50	2020 Proxy Statement

Stock Appreciation Rights
The Committee will be authorized to award stock appreciation rights (“SARs”) under the 2020 Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2020 Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs.
Other Stock-Based Awards
The Committee will be authorized to award other stock-based awards having terms and conditions as determined by the Committee. These awards may be granted either alone or in tandem with other awards.
Deferred Stock Units
Our non-employee directors will be granted deferred stock units. Deferred stock units entitle the director to receive a number of shares of our common stock on a deferred basis that are equal in value to the portion of the director’s annual retainer set by the board to be paid in deferred stock units. The Board may also permit directors to defer payment of any portion of their cash remuneration. Each of our directors will be credited with deferred stock units equal to the fixed portion of the retainer to be deferred and any elective portion the director has elected to defer. Directors’ deferred stock unit accounts will be credited with dividend equivalents whenever we pay dividends on our common stock. Deferred stock units and dividend equivalents will all be paid to a director, in common stock or cash, at the discretion of the Committee, on the later of January 15 of the calendar year following separation of service or the first day of the seventh month after he or she ceases serving as a member of our Board of Directors.
Performance Cash
The Committee may grant an award in the form of a performance cash award by conditioning the payment of the award on the satisfaction of certain performance goals. The maximum final award payable to a participant during a calendar year is $10 million.
The Committee may establish these performance goals with reference to one or more of the following: asset charge, asset turnover, capacity utilization, capital employed in the business, capital spending, cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), cost structure improvements, cost reductions, restructuring plans, complexity reductions, customer loyalty, customer value, diversity, debt (or the ratio of debt to equity or to another financial measure that appears on the Company’s financial statements), dividend payouts, earnings (before or after one or more of interest, taxes, depreciation, amortization or special items), earnings growth, earnings per share, economic value added (or similar measure of productivity that considers the cost of capital employed), employee wellness, environmental health and/or safety, expense targets or reductions, facilities and tooling spending, gross profit, hours per component, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net earnings or net income (whether before or after tax, and including variations of net income, such as net income from continuing operations), net income margin, net operating cash flow, margins (including operating profit margin), order to delivery time, plant capacity, process time, production per employee, profits before tax, quality, customer satisfaction, new business wins or rewins, realized return (including return on assets, return on capital, return on equity, return on invested capital, return on net operating assets, return on revenue of sales, or return on another financial measure that appears in the Company’s financial statements or is derived from one or more amounts that appear in the Company’s financial statements), revenue, sales or revenue growth, safety, sales margin, sales volume, stock price, total shareholder return, variable margin, warranty performance, workers’ compensation costs and working capital (including accounts receivable, inventories, accounts payable or other components of working capital) or any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or any combination of the foregoing.

2020 Proxy Statement 51

Transferability
Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may, in the sole discretion of the Committee, be transferred without consideration and on such other terms and conditions as set forth by the Committee.
Amendment
Our Board of Directors may amend, suspend or terminate the 2020 Incentive Plan at any time, except that no amendment, suspension or termination may be made without approval of the Company’s stockholders if stockholder approval is required by any applicable law or regulation or by the rules of any stock exchange on which the Company’s common stock may then be listed. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.
Without the prior approval of the Company’s stockholders, the 2020 Incentive Plan may not be amended to permit the repricing of stock options or SARs, directly or indirectly.
Minimum Vesting Requirements
Awards granted under the 2020 Incentive Plan will be subject to a minimum vesting period of one year from the date of grant, subject to the Committee’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement; provided that the following are exempt from such minimum vesting requirement: cash-based awards, substitute awards, shares delivered in lieu of fully vested cash obligations, awards to eligible directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, deferred stock units granted to eligible directors pursuant to elective deferrals of vested cash fees and cash retainers, and awards granted with respect to a maximum of 5% of the available share reserve authorized for issuance under the 2020 Incentive Plan.
Change in Control
The Committee may provide in any award agreement for provisions relating to a change in control (as defined in the 2020 Incentive Plan), including, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to, any outstanding awards; provided, however, that, with respect to any award that is continued, assumed or substituted with a substantially equivalent award in connection with a change in control, in addition to any conditions provided for in the award agreement, any acceleration of the vesting, exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards in connection with a change in control may occur only if during the post-change period (as defined in the 2020 Incentive Plan), (i) the participant has a termination of employment initiated by the Company or any of its subsidiaries other than for “cause” (as defined in the award agreement), death or disability or (ii) the participant is a party to a change in control agreement and the participant’s termination of employment is initiated by the participant for “good reason” (as defined in such agreement). Upon the occurrence of a change in control, the value of a non-employee director’s deferred stock unit account shall be immediately paid in a single sum cash payment.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences to 2020 Incentive Plan participants and the Company of the grant, vesting and exercise of awards under the 2020 Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards and is based upon an interpretation of the current federal income tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be a complete statement of applicable law or constitute tax advice, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. To the extent that any awards under the 2020 Incentive Plan are subject to Section 409A of the Code, the following discussion assumes that such awards will be designed to conform to the

52	2020 Proxy Statement

requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The 2020 Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
Incentive Stock Options. Options issued under the 2020 Incentive Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. Under the provisions of Section 422 of the Code and the related regulations, holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options, and the Company will not be entitled to a deduction at the time of the grant or exercise of the option. However, the difference between the value of the common stock received on the exercise date and the exercise price paid will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability to the holder for the taxable year in which the exercise occurs. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the shares of our common stock acquired through the exercise of an incentive stock option is at least (i) two years from the date of grant of the option and (ii) one year from the date the option was exercised. If these holding period requirements are satisfied, any gain or loss realized on a subsequent disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If these holding periods requirements are not met, then, upon such “disqualifying disposition” of the shares, the participant will generally realize compensation, taxable as ordinary income, at the time of such disposition in an amount equal to the difference between the fair market value of the share on the date of exercise over the exercise price, limited to the gain on the sale, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Section 162(m)of the Code for compensation paid to certain executives designated thereunder. Finally, if an otherwise qualified incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
Non-qualified Stock Options. No income will generally be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. Upon a subsequent disposition of the shares acquired under a non-qualified stock option, the participant will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the shares are disposed of within one year after the non-qualified stock option is exercised, and long-term if shares were held more than 12 months as of the sale date.
Restricted Stock. A participant will normally not be required to recognize income for federal income tax purposes upon the grant of an award of restricted stock, nor is the Company entitled to any deduction, to the extent that the shares awarded have not vested (i.e., are no longer subject to a substantial risk of forfeiture). On the date an award of restricted stock is no longer subject to a substantial risk of forfeiture, the participant will compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the vested shares on that date and the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. The participant may, however, make an election under Section 83(b) of the Code, within 30 days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the difference between the fair market value of the shares on the date of grant and the amount the participant paid for such shares, if any. If the shares subject to such election are subsequently forfeited, the participant will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. Upon the sale of the vested shares, the participant will realize short-term or long-term capital gain or loss depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant.
Deferred Stock Units and Restricted Stock Units. A participant will not be subject to federal income tax upon the grant of a deferred stock unit award or a restricted stock unit award, and the Company is not entitled to a deduction at the time of grant. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will generally have compensation taxable at ordinary income rates in an amount equal to

2020 Proxy Statement 53

the fair market value of the number of shares (or the amount of cash) actually received with respect to the settlement of the award of such units. We will generally be able to deduct the amount of the ordinary income realized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder. If the participant receives shares upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
SARs. SARs are treated very similarly to non-qualified options for tax purposes. No income will normally be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize compensation taxable as ordinary income in an amount equal to either: (i) the cash received upon exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of the shares received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) of the Code for compensation paid to certain executives designated thereunder.
Performance Awards. A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in shares, the fair market value of the shares received. When the participant recognizes ordinary income upon payment of a performance award, the Company generally will be entitled to a tax deduction in the same amount.
Other Stock-Based Awards. A participant will generally have compensation taxable as ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will generally be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 162(m) for compensation paid to certain executives designated thereunder.
Consequences of Change of Control. If a change of control of the Company causes awards under the 2020 Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, certain participants could, in some cases, be considered to have received “excess parachute payments,” which could subject certain participants to a 20% excise tax on the excess parachute payments and result in a disallowance of the Company’s deductions under Section 280G of the Code.
Section 409A. Section 409A of the Code (“Section 409A”) applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as non-qualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Awards of stock options, SARs, restricted stock units and performance awards under the 2020 Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.
Section 162(m). The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 Incentive Plan when recognized, subject to the limits of Section 162(m) of the Code (“Section 162(m)”). Prior to 2018, Section 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Chief Financial Officer) who were employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.” The performance-based compensation exemption, the last day of the year determination date, and the exemption of the Chief Financial Officer from Code Section 162(m)’s deduction limit have all been repealed under the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), effective for taxable years beginning after December 31, 2017, such that awards paid under the 2020 Incentive Plan to our covered executive officers may not be deductible for such taxable years due to the application of the $1 million deduction limitation. However, under Tax Reform transition relief,

54	2020 Proxy Statement

compensation provided under a written binding contract in effect on November 2, 2017 that is not materially modified after that date continues to be subject to the performance-based compensation exception. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.
Tax Withholding. The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising with respect to awards under the 2020 Incentive Plan.
New Plan Benefits
If the 2020 Incentive Plan is approved by our stockholders, awards under the 2020 Incentive Plan will be determined by the Committee in its discretion. Therefore, the benefits and amounts that will be received or allocated under the 2020 Incentive Plan in the future are not determinable at this time.
Equity Compensation Plan Information
The following table summarizes information as of December 31, 2019 relating to its equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, restricted stock units and other rights to acquire shares of its common stock may be made from time to time.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	757,642	$93.03	1,390,829
Equity compensation plans not approved by security holders	—	$—	—
Total	757,642	$93.03	1,390,829
(1)
Comprised of stock options and stock appreciation rights, which may be settled in stock or cash at the election of the Company, and outstanding restricted stock and performance stock units, which may be settled in stock or cash at the election of the Company without further payment by the holder, granted pursuant to the Visteon Corporation 2010 Incentive Plan, the Non-Employee Director Stock Unit Plan, and the Deferred Compensation Plan for Non-Employee Directors. The weighted-average exercise price of outstanding options, warrants and rights does not take into account restricted stock or performance stock units that will be settled without any further payment by the holder.

The Board of Directors Recommends that You Vote FOR the Approval of the 2020 Incentive Plan.

2020 Proxy Statement 55

OTHER MATTERS
Neither the Company nor its directors intend to bring before the Annual Meeting any matter other than the election of the nine directors, ratification of the Company’s independent registered public accounting firm, approval of the Company’s executive compensation, and approval of the Visteon Corporation 2020 Incentive Plan. Also, they have no present knowledge that any other matter will be presented by others for action at the meeting.
2021 Stockholder Proposals and Nominations
Stockholder proposals that are intended to be included in the Company’s proxy materials for the 2021 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8, or the Company’s Bylaws as applicable, and received by the Corporate Secretary of the Company no later than December 24, 2020.
A stockholder that intends to present business at the 2021 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the Company’s proxy materials, must comply with the requirements set forth in the Company’s Bylaws. Among other things, a stockholder must give written notice of its intent to bring business before the 2021 Annual Meeting to the Company no later than March 5, 2021 and no earlier than February 3, 2021. However, if the date for the 2021 Annual Meeting is more than 30 calendar days prior to, or after, June 3, 2021, then such written notice must be received no later than the 90th day prior to the date of such meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the Company’s Bylaws.
You may recommend any person to be a director by writing to the Corporate Secretary of the Company. The period for submitting written notice nominating a director for the 2021 Annual Meeting is not earlier than the 120th day prior to the date of the 2021 Annual Meeting and not later than the 90th day prior to the date of the 2021 Annual Meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This notice must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee and such other background materials as the Corporate Governance and Nominating Committee may request.
To the extent permitted, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
MISCELLANEOUS
Copies of our code of business conduct and ethics entitled, “Ethics and Integrity Policy”, as well as the Corporate Governance Guidelines and charters of all standing Board committees, are available on our website at https://www.visteon.com, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-7893; or via email at kdoyle@visteon.com.
Visteon’s Annual Report on Form 10-K for the year ended December 31, 2019 (and consolidated financial statements) is being made available to you with this Proxy Statement. Stockholders may obtain, at no charge, an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including exhibits thereto, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-7893; or via email at kdoyle@visteon.com. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto, are also available through our internet website at https://investors.visteon.com/sec-filings.
The SEC has adopted rules that allow us to send a single copy of our Notice of Internet Availability of Proxy Materials or proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive a separate copy of these materials. If you have elected

56	2020 Proxy Statement

to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please call Broadridge at (800) 579-1639. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 579-1639, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to Visteon Corporation, c/o Computershare, P.O. Box 505000, Louisville, KY 40233, or call (877) 881-5962.

2020 Proxy Statement 57

APPENDIX A
Visteon Director Independence Guidelines
A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:
1	Has not been an employee of Visteon or its subsidiaries within the last three years.
2
Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.

3	Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.
4
Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).

5
Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year.

6
Has no immediate family member(1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.

7
Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $200,000 or 5% of such charitable organization’s consolidated gross revenues for such year.

8	Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.
December 14, 2017
(1)
A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

2020 Proxy Statement A-1

APPENDIX B
Directions to Grace Lake Lodge
Traveling West via I-94 or from Detroit Metropolitan Airport (DTW):
•	Take I-275 North
•	Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•	Turn right (east) at Ecorse Rd.
•	Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit
Traveling East via I-94:
•	Exit at Haggerty Rd. (north)
•	Take Haggerty Rd., approx. 2 miles, to Ecorse Rd. and turn right (east)
•	Grace Lake Corporate Center is on the right, approx. 1 mile
Traveling North or South via I-275:
•	Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•	From the North: turn left (east) at Ecorse Rd.
•	From the South: turn right (east) at Ecorse Rd.
•	Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit
Entering Grace Lake Lodge:
•	Follow the signs to Grace Lake Lodge located on South side of campus

2020 Proxy Statement B-1

APPENDIX C
VISTEON CORPORATION
2020 INCENTIVE PLAN
Section 1. PURPOSE AND DEFINITIONS
(a)
Purpose. This Plan, known as the “Visteon Corporation 2020 Incentive Plan” is intended to provide an incentive to certain employees and to certain directors or other non-employees who provide services to Visteon Corporation and its subsidiaries, in order to encourage them to remain in the employ or service of the Company and its subsidiaries and to increase their interest in the Company’s success. It is intended that this purpose be effected through awards or grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards and cash awards, as provided herein, to such eligible persons.

(b)	Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:
(1)
The term “10% Shareholder” means an Employee who, as of the date on which an ISO is granted to such Employee, owns more than 10% of the total combined voting power of all classes of Stock then issued by the Company or any of its subsidiaries.

(2)	The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(3)	The term “Awards” shall mean awards of cash or grants of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights and Other Stock-Based Awards.
(4)	The term “Beneficial Owner” shall mean beneficial owner as set forth in Rule 13d-3 under the Exchange Act.
(5)	The term “Board” shall mean the Board of Directors of Visteon Corporation.
(6)	The term “Change in Control” shall mean the occurrence of any one of the following:
(A)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below;

(B)
within any twelve month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);

(C)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or

2020 Proxy Statement C-1

consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;
(D)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
If a Plan Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Plan Award would be accelerated or otherwise triggered upon a “change in control,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Section 409A, to mean a “change of control event” as such term is defined for purposes of Code Section 409A.
(7)	The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.
(8)	The term “Committee” shall mean the committee appointed pursuant to Section 2 to administer the Plan.
(9)	The term “Company” shall mean Visteon Corporation, including any successor thereto.
(10)
The term “Disability” shall mean, unless otherwise set forth in an agreement pursuant to which an Award is granted, for U.S. employees, a Participant’s becoming disabled within the meaning of the Company’s long-term disability plan applicable to the Participant, and for employee’s outside of the U.S., as determined by the applicable employer’s long-term disability policy or by the Committee or its delegate in its sole discretion.

(11)	The term “Effective Date” shall mean the date on which this Plan is initially approved by the stockholders of the Company.
(12)	The term “Employee” shall mean an employee of the Company or any Subsidiary (including an officer or director who is also an employee).
(13)	The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.
(14)
The term “Fair Market Value” shall mean (A) if the Stock is traded on a stock exchange, the closing sales price per share of the Stock on such exchange, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (B) if the Stock is not traded on a stock exchange but is traded in the over-the-counter market, the average between the high bid and low asked prices as reported in such over-the-counter market,

C-2	2020 Proxy Statement

or (C) in the event there is no public market for the Stock, such value as determined in accordance with such other valuation methodology as shall be determined by the Committee in its absolute discretion and that constitutes a reasonable valuation method for purposes of Code Section 409A, if applicable.
(15)
The term “Final Award” shall mean the amount of compensation to be awarded finally to a Participant who holds a Performance Cash award pursuant to Section 10, as determined by the Committee taking into account the extent to which the Performance Goals have been satisfied.

(16)	The term “Key Advisor” shall mean a consultant or advisor of the Company.
(17)
The term “Market Price” shall mean the sale price at which a share of Stock shall have been sold regular way on the principal securities exchange on which the Stock is traded, or, if not traded on an exchange, on the over-the counter-market, at the time an Option or Stock Appreciation Right is exercised if exercised during market hours; otherwise it shall mean the next available price upon the market reopening.

(18)	The term “Non-Employee Director” shall mean a member of the Board who is not an Employee.
(19)
The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 7 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an “incentive stock option”, as such term is defined in the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code (“ISO”) or a “nonqualified stock option” (“NQO”). ISOs and NQOs are individually called an “Option” and collectively called “Options”.

(20)	The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 9.
(21)	The term “Participant” shall mean an Employee, Key Advisor or Non-Employee Director who has been designated for participation in the Plan.
(22)
The term “Performance Cash” shall mean the opportunity to receive, pursuant to Section 10, a cash payment as described in the Participant’s award agreement or other document describing the program, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(23)
The term “Performance Formula” shall mean a formula to be applied in relation to the Performance Goals in determining the amount of cash earned under a Performance Cash award granted pursuant to Section 10, the number of shares of performance-based Restricted Stock granted pursuant to Section 5 or the amount of cash or shares of Stock earned under performance-based Restricted Stock Units granted pursuant to Section 6, in each case expressed as a percentage of the Target Award.

(24)
The term “Performance Goal” shall mean, with respect to any Performance Cash, performance-based Restricted Stock or performance-based Restricted Stock Unit, a performance measure that is based upon one or more objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof, which may include, but are not limited to, any of the following: asset charge, asset turnover, capacity utilization, capital employed in the business, capital spending, cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), cost structure improvements, cost reductions, restructuring plans, complexity reductions, customer loyalty, customer value, diversity, debt (or the ratio of debt to equity or to another financial measure that appears on the Company’s financial statements), dividend payouts, earnings (before or after one or more of interest, taxes, depreciation, amortization or special items), earnings growth, earnings per share, economic value added (or similar measure of productivity that considers the cost of capital employed), employee wellness, environmental health and/or safety, expense targets or reductions, facilities and tooling spending, gross profit, hours per component, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net earnings

2020 Proxy Statement C-3

or net income (whether before or after tax, and including variations of net income, such as net income from continuing operations), net income margin, net operating cash flow, margins (including operating profit margin), order to delivery time, plant capacity, process time, production per employee, profits before tax, quality, customer satisfaction, new business wins or rewins, realized return (including return on assets, return on capital, return on equity, return on invested capital, return on net operating assets, return on revenue of sales, or return on another financial measure that appears in the Company’s financial statements or is derived from one or more amounts that appear in the Company’s financial statements), revenue, sales or revenue growth, safety, sales margin, sales volume, stock price, total shareholder return, variable margin, warranty performance, workers’ compensation costs and working capital (including accounts receivable, inventories, accounts payable or other components of working capital), any other objective or subjective criteria, including individual performance criteria, as determined by the Committee, or any combination of the foregoing. Unless otherwise determined by the Committee, which determination may be made at any time, the measurement of the Performance Goal shall exclude, to the extent applicable under the particular Performance Goal, the effects of one or more events, including without limitation: (i) extraordinary, unusual and/or non-recurring items of income or expense, (ii) gains or losses on the disposition of a business or business unit, (iii) changes in tax or accounting laws or regulations, or (iv) a merger or acquisition. The Performance Goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, group or Company performance selected by the Committee. The Performance Goals may be expressed, without limitation, in terms of attaining a specified level of a particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or as a percentage) in the particular criterion or achievement in relation to the performance of other companies or to an index.
(25)
The term “Performance Period” shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Performance Cash, performance-based Restricted Stock or performance-based Restricted Stock Unit award is to be measured.

(26)
The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(27)	The term “Plan” shall mean this Visteon Corporation 2020 Incentive Plan as the same may be amended and in effect from time to time.
(28)	The term “Plan Awards” shall mean awards of cash or grants of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights and various other rights with respect to shares of Stock.
(29)	The term “Prior Plan” shall mean the Visteon Corporation 2010 Incentive Plan as Amended.
(30)
The term “Restriction Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(31)
The term “Restricted Stock” means Stock issued to a Participant pursuant to Section 5 that is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(32)
The term “Restricted Stock Unit” means an award granted pursuant to Section 6 consisting of a unit credited to a hypothetical account, valued based on the Fair Market Value of Visteon Stock, and is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(33)	The term “Right” shall mean a Performance Cash award, Restricted Stock award, or a Restricted Stock Unit, as required by the context.

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(34)
The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 8, based on the amount by which the Market Price of a share of Stock on the relevant valuation date exceeds the grant price.

(35)
The term “Subsidiary” shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company or entity a majority of the membership interest of which is owned, directly or indirectly, by the Company. In addition, solely for purposes of determining those individuals to whom an Option (other than an Option that is designated as an incentive stock option for purposes of the Code) or a Stock Appreciation Right may be granted, the term “Subsidiary” includes an entity that would be a Subsidiary if the preceding sentence were applied by substituting “at least twenty 20%” in lieu of “a majority” if the Committee determines that there are legitimate business reasons for extending Options or Stock Appreciation Rights to individuals employed by such an entity.

(36)	The term “Substitute Award” shall have the meaning set forth in Section 3(f).
(37)	The term “Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.
(38)
The term “Target Award” shall mean the amount of compensation to be earned by a Participant under a Performance Cash award or the amount of cash or number of shares of Stock to be earned by a Participant under a performance-based Restricted Stock or Restricted Stock Unit award, if all of the Performance Goals with respect to such to Right are achieved at the targeted level of performance.

Section 2. ADMINISTRATION
(a)
Committee. The Plan shall be administered by the Organization & Compensation Committee of the Board consisting of not less than two members of the Board who meet the independence requirements of any stock exchange on which the Company’s Stock is listed, and the “non-employee director” requirements under Rule 16b-3(b)(3) of the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements.

(b)
Committee Authority. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Awards as it may deem necessary or advisable, in each case in its sole discretion. In this regard, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the types of the Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights or other matters are calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances that delivery of cash, Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the Participant or of the Committee; (vii) compute the number of Deferred Stock Units to be credited to Accounts of Participants; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan or any agreement evidencing an Award; (ix) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and accelerate and determine payouts, if any, in respect of Awards upon a Change in Control, death, Disability or retirement (or on any termination of employment) of a Participant; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)
Committee Determinations. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other

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decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any holder or beneficiary of an Award, any shareholder and any Employee.
(d)
Board Authority. Any authority granted to the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

(e)
Delegation of Authority. To the extent permitted by law, the Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 11, to one or more other committees (including a committee consisting of two or more corporate officers) as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on non-ministerial matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (2) amend or modify the Plan pursuant to the provisions of Section 16(b). To the extent of any such delegation, the term “Committee” when used herein shall mean and include any such delegate.

Section 3. STOCK AVAILABLE FOR AWARDS
(a)
Stock Subject to Plan. The Stock that may be issued under the Plan may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock that may be issued with respect to Awards, subject to adjustment as described in this Section 3, shall be 1.535 million shares less one share for every one share granted under the Prior Plan after December 31, 2019.

(b)
Limits. Notwithstanding the foregoing, subject to adjustment in accordance with the provisions of this Section 3; (1) the aggregate number of shares that may be issued upon exercise of ISOs shall not exceed 1.535 million shares, (2) the maximum number of shares subject to Awards to any Employee or Key Advisor in any calendar year shall not exceed 1 million shares of Stock in the aggregate; and (3) the maximum number of shares subject to Awards granted to any Non-Employee Director during a single fiscal year shall be limited so that the Awards, when taken together with any cash fees paid to such Non-Employee Director in respect of his or her services as a non-employee director during such year (including service as a member or chair of any committees of the Board), do not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair market value of such Awards for financial accounting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(c)
Prior Plan Awards. The Plan shall serve as the successor to the Prior Plan, and no further grants shall be made under the Prior Plan on or after the Effective Date. Each outstanding award as of the Effective Date shall continue to be governed solely by the terms of the Prior Plan and the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards with respect to their acquisition of Stock thereunder.

(d)
Terminated, Expired or Forfeited Awards. If, after the Effective Date, any shares covered by an Award granted under the Plan (or any shares covered by an award granted under the Prior Plan) are forfeited, or the applicable Award (or portion thereof) otherwise terminates or is canceled without the delivery of shares, then the shares covered by such Award (or Prior Plan award), or to which such Award (or Prior Plan award) relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become shares with respect to which Awards may be granted under the Plan; provided, however, that shares: (i) delivered in payment of the exercise price of an Option or Stock Appreciation Right, (ii) not issued upon the stock settlement of Stock Appreciation Rights, (iii) repurchased by the Company using proceeds from Option exercises or (iv) delivered to or withheld by the Company to pay federal, state or local withholding taxes with respect to any Award, shall not become available again for issuance under this Plan.

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(e)
Rights Settled in Cash. The shares involved in any Award (or Prior Plan award) that is settled in cash shall be reinstated to the pool of available shares, and any applicable limit against which such shares are counted, and shall be made available for further Awards. Notwithstanding the foregoing, in the event any Award is settled in cash, the number of shares of Stock subject to such Award shall continue to count against the individual limit specified in subsection (a).

(f)
Substitute Awards. Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).

(g)
Adjustments. In the event of any merger, share exchange, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Awards and in all other provisions of the Plan that include a reference to a number of shares or units, and in the numbers of shares or units covered by, and other terms and provisions (including but not limited to the grant or exercise price of any Award) of outstanding Awards. In addition, in the event of a Change in Control, the provisions of Section 13 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A and 424 of the Code, to the extent applicable. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

(h)
Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iv) deferred stock units granted to eligible directors pursuant to elective deferrals of vested cash fees and cash retainers, and (v) any additional Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 3(g)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

Section 4. ELIGIBILITY FOR PARTICIPATION
All Employees and Non-Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if they Key Advisor renders bona fide services to the Company, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisor does not directly or indirectly promote or maintain a market for the Company’s securities. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Stock subject to a particular Award in such manner as the Committee determines.
Section 5. RESTRICTED STOCK
(a)
Grant of Restricted Stock Awards. The Committee may grant an Award of Restricted Stock to any Participant, subject to the provisions of the Plan and such other terms and conditions as it may determine. Awards of Restricted Stock may be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an agreement setting forth the terms of such Award of Restricted Stock.

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(b)
Restriction Period. The Committee shall determine the Restriction Period(s) that apply to the shares of Stock covered by each Award of Restricted Stock or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse with respect to the shares of Stock covered by the Award of Restricted Stock or portion thereof.

(c)
Restriction on Transfer. The holder of an Award of Restricted Stock may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Stock represented by the Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Stock covered by an Award of Restricted Stock as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing shares of Stock covered by an Award of Restricted Stock to give appropriate notice of such restrictions.

(d)
Performance-based Restricted Stock. In the case of performance-based Restricted Stock, the Committee shall establish one or more Performance Goals to be used to measure performance with respect to such Restricted Stock and the Performance Period applicable to any such performance-based award. The Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award, the Committee may adjust the Performance Goals and otherwise modify the terms and provisions of the Restricted Stock grant to a Participant, subject to the terms and conditions of the Plan. As soon as practicable following the completion of the Performance Period relating to any performance-based Restricted Stock, but not later than 12 months following such completion, the Committee shall determine (1) the extent to which the Participant achieved the applicable Performance Goals, (2) the number of shares of Restricted Stock to be retained as a Final Award by the Participant and (3) the number of shares of Restricted Stock to be forfeited by the Participant. Each Final Award shall represent only full shares of Stock and any fractional share that would otherwise result from such Final Award calculation shall be forfeited. In making such determination, the Committee shall apply the applicable Performance Goals that the Committee had established. The Committee may, in its sole discretion, increase the amount of the Final Award that otherwise would be awarded to any Participant by determining that the Participant should be allowed to retain some or all of the Restricted Stock that would otherwise be forfeited, notwithstanding the fact that the Performance Goals were not satisfied in full. Any such determination shall take into account (A) the extent to which the Performance Goals that relate to such Restricted Stock were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Restricted Stock. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(e)
Stockholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to the holder of an Award of Restricted Stock all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares. At the discretion of the Committee, dividends or other distributions with respect to an unvested Award of Restricted Stock may be withheld by the Company and credited to a bookkeeping account established for the Participant; provided that any such dividends or other distributions shall vest only if and to the extent that the underlying Award of Restricted Stock vests, as determined by the Committee. Any dividends or distributions so withheld by the Committee and attributable to any particular share of an Award of Restricted Stock shall be subject to the same restrictions on transferability as the shares of the Award with respect to which they were paid, and, if such shares are forfeited, the Participant shall have no right to such dividends or distributions. For the avoidance of doubt, in no event shall dividends or other distributions with respect to an Award of Restricted Stock be paid to a Participant unless and until the underlying Award vests.

(f)
Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to the Award of Restricted Stock, such Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Section 83(b) of the Code. The Committee may, in its discretion, provide in an agreement relating to the Award that the Award is conditioned upon the Participant’s making or refraining from making an election with respect to such Award under Section 83(b) of the Code.

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Section 6. RESTRICTED STOCK UNITS
(a)
Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Units are generally similar to Awards of Restricted Stock except that no shares of Stock are actually awarded to the Participant on the grant date. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine.

(b)	Conditions of Restricted Stock Units. The grant of a Restricted Stock Unit shall be subject to the following:
(1)
Restriction Period. The Committee shall determine the Restriction Period(s) that apply to the shares of Stock covered by each Award of Restricted Stock Units or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse and the Award shall be paid as specified in Section 6(b)(3) below.

(2)
Restriction on Transfer. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in any agreement relating to the Award or otherwise.

(3)
Time and Form of Payment. Each grant of a Restricted Stock Unit will specify the time and manner of payment of Restricted Stock Units. Restricted Stock Units shall be paid in cash, shares of Stock, or a combination of cash and shares as established by the Committee in the agreement relating to the Award.

(4)
Stockholder Rights. During the Restriction Period, Participants shall not have any rights as a stockholder of the Company with respect to an Award of Restricted Stock Units and shall have no right to vote such Restricted Stock Units, but the Committee may at the grant date, authorize the payment of dividend equivalents on such Restricted Stock Units, either in cash or in additional shares of Common Stock. Any such dividend equivalent on Restricted Stock Units shall be subject to the same restrictions on transferability as the shares underlying the Restricted Stock Units, and, if such shares are forfeited, the Participant shall have no right to such dividend equivalents. For the avoidance of doubt, in no event shall dividend equivalents with respect to a Restricted Stock Unit Award be paid to a Participant unless and until the underlying Restricted Stock Unit Award vests.

(c)
Performance-based Restricted Stock Units. In the case of performance-based Restricted Stock Units, the Committee shall establish one or more Performance Goals to be used to measure performance with respect to such Restricted Stock Units and the Performance Period applicable to any such performance-based award. The Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award, the Committee may adjust the Performance Goals and otherwise modify the terms and provisions of the Restricted Stock Unit grant to a Participant, subject to the terms and conditions of the Plan. As soon as practicable following the completion of the Performance Period relating to any performance-based Restricted Stock Unit, but not later than 12 months following such completion, the Committee shall determine (1) the extent to which the Participant achieved the applicable Performance Goals, (2) the number of shares of Stock or amount of other compensation to be retained as a Final Award by the Participant and (3) the number of Restricted Stock Units to be forfeited by the Participant. Each Final Award shall represent only full shares of Stock and any fractional share that would otherwise result from such Final Award calculation shall be forfeited. In making such determination, the Committee shall apply the applicable Performance Goals that the Committee had established. The Committee may, in its sole discretion, increase the amount of the Final Award that otherwise would be awarded to any Participant by determining that the Participant should receive Stock or other consideration for Restricted Stock Units that would otherwise be forfeited, notwithstanding the fact that the Performance Goals were not satisfied in full. Any such determination shall take into account (A) the extent to which the Performance Goals that relate to such Restricted Stock Units were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the Performance Period and (C) such other factors as the Committee may deem relevant, including, without

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limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Restricted Stock Units. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.
Section 7. OPTIONS
(a)
Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 7 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case. ISOs must be designated by the Committee at the time of grant as an ISO and may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. The terms of any ISO shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)
Option Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the purchase price (or Option price) per share of Stock purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price shall not be less than the Fair Market Value of one share of Stock on the date of the grant of the Option (or less than 110% of the Fair Market Value of one Share on such date in the case of an ISO granted to a 10% Stockholder).

(c)	Option Period. The term of each Option granted hereunder shall not exceed ten years from the date the Option is granted (or five years in the case of an ISO granted to a 10% Stockholder).
(d)
Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant, subject to the terms of the Plan; provided, however, that no Option shall be exercisable beyond ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the terms of the Option shall be extended, but not beyond a period of seven (7) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the Fair Market Value of the Stock at the date the initial term would otherwise expire is less than the exercise price of the Option.

(e)
Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, shares of Stock or other consideration having a fair market value on the exercise date equal to the total Option price, or by any combination of cash, Shares and other consideration as the Committee may specify.

(f)
Award Agreement. Each Option shall be evidenced by an award agreement or notification in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

(g)
Stockholder Rights. Prior to the exercise of an Option, Participants shall not have any rights as a stockholder of the Company with respect to an Option and shall have no right to vote the Stock underlying such Option, or the right to the payment of any dividends or dividend equivalents on such Options.

Section 8. STOCK APPRECIATION RIGHTS
(a)	Grant of Stock Appreciation Rights.
(1)
The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such Participants, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 8 and Section 3. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of

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any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, except as otherwise provided by the Committee in the case of Substitute Awards, the grant price of such right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.
(2)
Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Market Price of a share of Stock at the time the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Market Price of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Market Price on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(b)	Terms and Conditions.
(1)
Each Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Stock Appreciation Right shall be exercised beyond ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the terms of the Stock Appreciation Right shall be extended, but not beyond a period of seven (7) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the Fair Market Value of the Stock at the date the initial term would otherwise expire is less than the exercise price of the Stock Appreciation Right.

(2)
The Committee may impose such conditions as it may deem appropriate upon the exercise of a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(3)
With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(c)
Award Agreement. Each Stock Appreciation Right shall be evidenced by an award agreement or notification in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

(d)
Stockholder Rights. Participants shall not have any rights as a stockholder of the Company with respect to a Stock Appreciation Right and shall have no right to vote the Stock underlying such Stock Appreciation Right, or the right to the payment of any dividends or dividend equivalents on such Stock Appreciation Rights.

2020 Proxy Statement C-11

Section 9. OTHER STOCK-BASED AWARDS
(a)
Generally. The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of the Plan) that are based on or measured by shares of Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance objectives or other criteria or other conditions and may be payable in cash, Shares or any combination of the foregoing, as the Committee shall determine. The Committee may grant dividend equivalents in connection with Other Stock-Based Awards. Dividend equivalents may be payable in cash or shares of Stock, and upon such terms and conditions as the Committee shall determine; provided that dividend equivalents shall vest and be paid only if and to the extent the underlying Other Stock-Based Awards vest and are paid.

(b)	Non-Employee Director Deferrals.
(1)
Generally. Non-Employee Directors may be granted Other Stock-Based Awards in the form of deferred stock units (“Deferred Stock Units”) in accordance with the provisions of this Section 9, and references to “Participant” in this Section 9(b) shall be deemed to refer only to Non-Employee Directors. Pursuant to this Section 9(b), Participants (A) shall receive non-elective payment of the Mandatory Deferral Dollar Amount in the form of Deferred Stock Units that entitle the Participants to receive, under the terms and conditions described herein, shares of Common Stock, and (B) may defer receipt of all or part of their cash remuneration.

(2)
Voluntary Deferrals. A Participant who wishes to have any part of their cash remuneration for any given calendar year paid as Deferred Stock Units on his or her Distribution Date shall irrevocably elect such medium of payment prior to the commencement of the calendar year during which the Elective Amount is to be earned, provided that to the extent permitted under Code Section 409A, a Non-Employee Director may elect within 30 days of first becoming a Participant to have an election take effect with respect to any compensation for services to be performed after the date of the election. Such election shall be made in accordance with procedures and rules promulgated by the Board or its delegee for such purpose. Any election made under this Section 9(b)(2) shall apply to the Participant’s cash remuneration earned in future calendar years unless and until the Participant makes a later election in accordance with the terms of this Section 9(b)(2).

(3)
Crediting of Deferred Stock Units. The Account of each Participant shall be credited with that number of Deferred Stock Units (rounded down to the nearest whole share) in respect of a number of shares of Stock with a Fair Market Value equal to (A) the Participant’s Mandatory Deferral Dollar Amount on each Payment Date and (B) the portion of the Participant’s Voluntary Deferral Amount payable in Deferred Stock Units determined as of the last day of each month.

(4)
Vesting. The interest of each Participant in any benefit payable with respect to any Voluntary Deferral Amount shall be at all times fully vested and non-forfeitable. The interest of each Participant in any benefit payable with respect to any Mandatory Deferral Dollar Amount shall be vested pursuant to the vesting schedule established by the Committee with respect thereto. Notwithstanding the foregoing, a Participant’s interest in his Account constitutes an unsecured promise of the Company, and a Participant shall have only the rights of a general unsecured creditor of the Company with respect to his Account.

(5)
Dividend Equivalents. Each Account shall be credited with Dividend Equivalents on each date on which a dividend is paid on Common Stock, in respect of the Deferred Stock Units credited to such Account as of the record date for such dividend. Any such Dividend Equivalent on Deferred Stock Units shall be subject to the same restrictions on transferability as the shares underlying the Deferred Stock Units, and, if such shares are forfeited, the Participant shall have no right to such Dividend Equivalents. For the avoidance of doubt, in no event shall Dividend Equivalents with respect to a Deferred Stock Unit be paid to a Participant unless and until the underlying Deferred Stock Unit vests.

(6)
Distributions. Except as otherwise provided in this Section 9(b)(6), on a Participant’s Distribution Date, such Participant shall receive a number of shares of Stock equal to the number of Deferred Stock Units in such Participant’s Account, or a cash payment equal to the accrued value of the Participant’s Account. Any distribution to any Participant or beneficiary in accordance with the

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provisions of this Section 9(b)(6) shall be in full satisfaction of all claims under the Plan against the Company and the Board. The Board may require any Participant or beneficiary, as a condition to payment, to execute a receipt and release to such effect.
(7)	Definitions. For purposes of this Section 9(b), the following terms have the following meanings:
(A)	“Account” means the bookkeeping account established and maintained by the Company for each Participant of this Section 9(b) of the Plan.
(B)	“Annual Retainer” means the annual retainer for Non-Employee Directors, as set from time to time by the Board.
(C)	“Mandatory Deferral Dollar Amount” means a dollar amount established by the Board from time to time as the amount of the Annual Retainer that shall be paid in the form of Deferred Stock Units.
(D)
“Deferred Stock Unit” shall mean a right, granted to a Non-Employee Director in accordance with this Section 9(b), to acquire Stock for no consideration or some other amount determined by the Committee.

(E)	“Committee Retainer” means the retainer paid to Non-Employee Directors in respect of service on a committee of the Board.
(F)
“Distribution Date” means, with respect to each Participant (or his or her beneficiary, if the Participant dies before distribution of his or her Account), the later of (1) January 15 of the calendar year following the Participant’s “separation from service” (as defined in Code Section 409A) or (2) the first day of the seventh month following such separation from service.

(G)	“Voluntary Deferral Amount” means the portion or portions of the cash remuneration in respect of services for any particular year that may be paid to the Non-Employee Directors.
(H)	“Payment Date” means an annual date established by the Board from time to time for the crediting of the Mandatory Deferral.
Section 10. PERFORMANCE CASH
(a)
Grant of Performance Cash. The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of Performance Cash to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 10.

(b)	Maximum Awards. The maximum amount granted to a Participant as a Final Award with respect to all Performance Cash granted during a calendar year shall be $10 million.
(c)
Terms and Provisions of Performance Cash. Prior to the grant of any Performance Cash, the Committee shall determine the terms and provisions of such Right, including, without limitation, (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period; and (4) the effect of the Participant’s termination of employment, death or disability. The Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.

2020 Proxy Statement C-13

(d)
Final Awards. As soon as practicable following the completion of the Performance Period relating to any Performance Cash, but not later than 12 months following such completion, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(e)
Payment. Following the determination of each Final Award, unless the Participant is eligible and has elected to defer payment of all or a portion of the Final Award, the Final Award will be payable to the Participant in cash.

Section 11. PAYMENT OF AWARDS AND CONDITIONS THEREON
(a)
Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, unless otherwise set forth in the terms of an Award granted to a Participant, if the employment of any Participant shall terminate, for any reason other than death, while any Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock or cash covered by such Award or otherwise received the full benefit of such Award, such Participant, if otherwise entitled thereto, shall receive such Stock, cash or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.

(b)
Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s nonfulfillment of any condition set forth in subsection (a) of this Section 11, such Participant’s rights under any Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(1)
with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and

(2)
with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c)
Effect of Detrimental Conduct. Anything contained in the Plan to the contrary notwithstanding, unless otherwise set forth in the terms of an Award granted to a Participant, all rights of a Participant under any Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner detrimental to the best interests of the Company or any Subsidiary.

(d)
Taxes and Tax Withholding. All Awards under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Company may require that the Participant or other person receiving Awards or exercising Awards pay to the Company an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Company

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may deduct from other wages and compensation paid by the Company the amount of any withholding taxes due with respect to such Awards. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount of such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Stock owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718. Any withholding satisfied through a net-settlement shall be limited to the maximum statutory withholding requirements for the Participant’s jurisdiction or as otherwise determined in the discretion of the Board, and any withholding may not exceed the maximum statutory rate for the Participant’s jurisdiction.
(e)
Substitution. The Committee, in its sole discretion, may substitute an Award (except ISOs) for another Award or Awards of the same or different type; provided, however, that the Committee shall not, without shareholder approval, substitute Options or any other Award for outstanding Options with a higher exercise price than the substitute Option or other Award.

Section 12. TRANSFERABILITY OF AWARDS
(a)
Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than ISOs, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)
Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative; provided, however, that no Option or Stock Appreciation Right shall be transferred for consideration.

(c)
Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(d)
Attachment and Levy. No Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of an Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to an Award, shall be recognized as valid.

(e)
Requirements for Issuance or Transfer of Shares. No shares of Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares of Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

2020 Proxy Statement C-15

Section 13. CHANGE IN CONTROL
(a)
Change in Control. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control, any outstanding Plan Awards that have not previously vested will become fully vested immediately before the Change in Control if (1) such Plan Awards are not assumed, converted or replaced by the acquirer or other continuing entity, or (2) the Participant’s employment is terminated by the Company without Cause (as defined in the applicable Plan Award) other than by reason of death or disability within 24 months following the Change in Control and such Plan Awards have been assumed, converted or replaced by the acquirer or other continuing entity. For Plan Awards that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, (x) the Performance Period will be deemed to have been terminated immediately before the Change in Control, and (y) the award subject to such Performance Period shall be adjusted for the performance achieved as of the date of the Change in Control, will be converted into a time vesting award and will be subject to the provisions (1) and (2) above. For any Non-Employee Director Deferrals pursuant to Section 9(b), upon the occurrence of a Change in Control, the value of the Participant’s account shall be immediately paid to the Participant in a single sum cash payment, notwithstanding any prior distribution election made by the Participant to the contrary. The foregoing provisions are subject to the terms of any Plan Award or employment contract governing the employment of a Participant to the extent that such contract provides greater rights to the Participant in the event of a Change in Control. Notwithstanding the foregoing provisions of Section 13(a), unless determined otherwise by the Committee, Section 13(a) shall be applied in a manner that will enable a Plan Award that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable a Plan Award that is intended to comply with Code Section 409A to continue to so comply.

(b)
Maximum Payment Limitation. If any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, “Total Payments”), would constitute an “excess parachute payment”, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of excise tax to which the Participant would be subject in respect of such unreduced Total Payments. This Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms “excess parachute payment” and “parachute payment” shall have the meanings assigned to them in Section 280G of the Code, and such “parachute payments” shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code, the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel reasonably selected by the Company’s independent auditors (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s tax counsel in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such counsel addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. Such reduction will be achieved by reducing or eliminating payments or benefits in the manner that produces the highest economic value to the

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Executive; provided that in the event it is determined that the foregoing methodology for reduction would violate Code Section 409A, the reduction shall be made pro rata among the benefits and/or payments (on the basis of the relative present value of the parachute payments). If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.
Section 14. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS
(a)
Term. Unless terminated earlier pursuant to subsection (b), the Plan shall terminate on the date immediately prior to the 10 year anniversary of the Effective Date, unless the Plan is terminated earlier by the Board.

(b)
Amendment, Modification and Termination of Plan. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

(c)
Limitation and Survival. Except as provided herein, no amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Award, by the Board or the stockholders of the Company, shall, without the written consent of the affected Participant, materially adversely affect any outstanding Award. The Committee’s authority to act and to apply the terms of the Plan with respect to any outstanding Award, and a Participant’s ability to exercise any rights that the Participant may have with respect to an outstanding Award, shall survive termination of the Plan.

(d)
Amendments for Changes in Law. Notwithstanding anything to the contrary herein, the Board shall have the authority to amend outstanding Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval. Further, the provisions of Code Section 409A are incorporated into the Plan by reference to the extent necessary for any Award that is subject to Code Section 409A to comply with such requirements, and except as otherwise determined by the Committee, the Plan shall be administered in accordance with Section 409A as if the requirements of Code Section 409A were set forth herein.

(e)
Amendment of Outstanding Awards. An outstanding Award may be amended by agreement of the Company and the Participant consistent with the Plan, provided that the Participant’s consent is not required if any amendment to the Participant’s outstanding Award does not materially impair the rights or materially increase the obligations of the Participant.

Section 15. INDEMNIFICATION AND EXCULPATION
(a)
Indemnification. Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to

2020 Proxy Statement C-17

handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.
(b)
Exculpation. Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 16. MISCELLANEOUS
(a)
Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(b)
Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(c)
Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights. There is no obligation for uniformity of treatment of Participants or beneficiaries of Awards under the Plan and the terms and conditions of Awards need not be the same with respect to each recipient.

(d)
No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)
Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. The Board may refuse to issue or transfer any shares of Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares of Stock or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or Section 422, or 409A of the Code as set forth in the Plan ceases to be required under

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section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section. All certificates for shares of Stock or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, the listing standards of any stock exchange upon which such shares of Stock or other securities are then listed, and any applicable federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3, 409A and 422 of the Code: (a) none of the Company, the Board or the Committee warrants that any Award under the Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3, 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
(f)
Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan including, but not limited to, for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions in which the Company intends to grant Awards. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All sub-plans shall be deemed a part of this Plan, but, if applicable, each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(g)
Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, shall be subject to such deductions, recoupment and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

(h)
Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(i)
Award Agreements. Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(j)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of any types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(k)
No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any shares of Stock to be

2020 Proxy Statement C-19

distributed under the Plan until he or she has become the holder of such shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.
(l)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(n)
Section 409A. Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(1)
If a Participant is a Specified Employee and a payment subject to Section 409A of the Code (and not excepted therefrom) to the Participant is due upon “separation from service” (as defined in Section 409A of the Code), such payment shall be delayed for a period of six months after the date the Participant separates from service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(2)
For purposes of Section 409A of the Code, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A of the Code and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A of the Code, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A of the Code. Whether a Participant has separated from service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A of the Code. For this purpose, a Participant will be presumed to have experienced a separation from service when the level of bona fide services performed permanently decreases to a level less than 20% of the average level of bona fide services performed during the immediately preceding 36 month period or such other applicable period as provided by Section 409A of the Code.

(3)
The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A of the Code, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A of the Code. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A of the Code) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period

C-20	2020 Proxy Statement

following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A of the Code). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.
(4)
The grant of NQSOs, Stock Appreciation Rights and other stock rights subject to Section 409 of the Code shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Non-Employee Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

2020 Proxy Statement C-21

Visteon®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

STOCKHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02027-P37473

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTEON CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. James J. Barrese	☐	☐	☐
1b. Naomi M. Bergman	☐	☐	☐
1c. Jeffrey D. Jones	☐	☐	☐
1d. Sachin S. Lawande	☐	☐	☐
1e. Joanne M. Maguire	☐	☐	☐
1f. Robert J. Manzo	☐	☐	☐
1g. Francis M. Scricco	☐	☐	☐
1h. David L. Treadwell	☐	☐	☐
1i. Rouzbeh Yassini-Fard	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Visteon®

ANNUAL MEETING OF STOCKHOLDERS
June 3, 2020, 11:00 a.m. Eastern Daylight Time
Grace Lake Lodge
40300 Tyler Road
Van Buren Township, Michigan

If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the Annual Meeting Proxy Statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-734-710-7893

D02028-P37473

VISTEON CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 3, 2020, 11:00 a.m. Eastern Daylight Time
Grace Lake Lodge
40300 Tyler Road
Van Buren Township, Michigan

TO THE STOCKHOLDERS OF VISTEON CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VISTEON CORPORATION, a Delaware corporation (the "Company"), will be held on June 3, 2020, at 11:00 a.m. Eastern Daylight Time at Grace Lake Lodge, 40300 Tyler Road, Van Buren Township, Michigan, for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint Brett D. Pynnonen and Heidi A. Sepanik, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters that may come before the annual meeting and all adjournments or postponements thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if these shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on April 9, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(See reverse for voting instructions)